UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Atmos Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 26, 2006

Dear Atmos Energy Shareholder:

You are cordially invited to attend the annual meeting of shareholders on Wednesday, February 7, 2007 at 11:00 a.m. Central Standard Time. The meeting will be held in the Symphony Ballroom at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203.

The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, we will review with you the affairs and progress of the Company during the past year and review the results of operations for the first quarter of our 2007 fiscal year.

Your participation at this meeting is very important, regardless of the number of shares you hold or whether you will be able to attend the meeting in person. If you wish to submit a written proxy, please date, sign and return the proxy card in the enclosed envelope to ensure that your shares are represented at the meeting. You may also vote your proxy over the Internet or by telephone by following the instructions on the enclosed proxy card.

On behalf of your Board of Directors, thank you for your continued support and interest in Atmos Energy Corporation.

Sincerely,

Robert W. Best Chairman of the Board, President and Chief Executive Officer

ATMOS ENERGY CORPORATION

P.O. Box 650205

Dallas, Texas 75265-0205

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To the Shareholders:

The annual meeting of the shareholders of Atmos Energy Corporation will be held in the Symphony Ballroom at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on Wednesday, February 7, 2007 at 11:00 a.m. Central Standard Time for the following purposes:

1.	To elect four Class III directors for three-year terms expiring in 2010.

2.	To act upon a proposal to approve an amendment to our 1998 Long-Term Incentive Plan to provide for an increase of 2,500,000 shares in the number of shares of common stock reserved for issuance under the Plan and an extension of the term of the Plan for an additional three years.

3.	To act upon a proposal to approve an amendment to our Annual Incentive Plan for Management to provide for an extension of the term of the Plan for an additional five years.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record of our common stock at the close of business on December 11, 2006 will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed. Your vote is very important to us. Regardless of the number of shares you own, please vote. All shareholders of record can vote (i) by written proxy by signing and dating the proxy card and returning it in the enclosed postage-paid envelope, (ii) via the Internet (www.voteproxy.com), (iii) by telephone (toll-free at 1-800-PROXIES) or (iv) by attending the annual meeting in person. These various options for voting are described on the enclosed proxy card.

For all shareholders who participate in our Retirement Savings Plan and Trust (“RSP”), your proxy card, Internet or telephone proxy vote will serve as voting instructions to the trustee of the RSP. If you have shares of our common stock issued to you under the RSP, only the trustee can vote your plan shares even if you attend the annual meeting in person.

All shareholders who hold their shares in street name (in the name of a broker, bank or other nominee) may submit a written vote through voting instruction cards provided by their brokers, banks or other nominees. Such shareholders who hold their shares in street name can also generally vote their proxies via the Internet or by telephone, in accordance with instructions provided by their brokers, banks or other nominees. Under New York Stock Exchange rules, brokers, banks or other nominees will not have the discretion to vote the shares of customers who fail to provide voting instructions for the proposals described above, other than the election of directors. Therefore, if you do not provide instructions to your broker, bank or other nominee to vote your shares, they may not vote your shares on such matters being presented at our annual meeting. If you own your shares in street name and you want to vote in person at the meeting, you must first obtain a legal proxy from your street name nominee and bring that legal proxy to the annual meeting.

Included with this proxy statement is a copy of our Summary Annual Report to all shareholders and Annual Report on Form 10-K for the 2006 fiscal year. You may also view a copy of these materials on our Web site at www.atmosenergy.com. We encourage you to receive future Summary Annual Reports and other proxy materials electronically to help us save costs in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the enclosed proxy card.

By Order of the Board of Directors,

DWALA KUHN

Corporate Secretary

December 26, 2006

IMPORTANT: PLEASE COMPLETE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN YOUR PROXY CARD. IF YOU ARE A SHAREHOLDER OF RECORD, VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ASSURE A QUORUM AND AVOID ADDED COSTS.

i

ATMOS ENERGY CORPORATION

P.O. Box 650205

Dallas, Texas 75265-0205

PROXY STATEMENT

for the

2007 ANNUAL MEETING OF SHAREHOLDERS

to be Held on February 7, 2007

GENERAL

Time, Place and Purposes of Meeting

Our 2007 annual meeting of shareholders will be held on Wednesday, February 7, 2007 at 11:00 a.m., Central Standard Time in the Symphony Ballroom at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203. The purposes of the 2007 annual meeting are set forth in the Notice of Annual Meeting of Shareholders to which this proxy statement is attached. Atmos Energy Corporation is referred to as the “Company,” “we,” “our” or “us” in this proxy statement.

Solicitation of Proxies

The proxy enclosed with this statement is solicited by the management of the Company at the direction of our Board of Directors. These materials were first mailed to our shareholders on December 26, 2006. We expect to solicit proxies primarily by mail, but our directors, officers, employees and agents may also solicit proxies in person or by telephone or other electronic means. We will pay for all costs of preparing, assembling and mailing the proxies and accompanying materials for the annual meeting of shareholders, including the costs of reimbursing brokers and nominees for forwarding proxies and proxy materials to their principals. In addition, Morrow & Co., Inc. (“Morrow”) will assist us in the solicitation of proxies. We will pay approximately $7,500 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.

Revocability and Voting of Proxies

Any shareholder of record giving a proxy has the power to revoke the proxy at any time prior to its exercise by (1) submitting a new proxy with a later date, including a proxy given over the Internet or by telephone; (2) notifying our Corporate Secretary in writing before the meeting; or (3) voting in person at the meeting. Any shareholders owning shares in street name who wish to revoke voting instructions previously given to their broker, bank or other nominee should contact such broker, bank or other nominee for further instructions. An independent inspector will count the votes. Your vote will not be disclosed to us and will remain confidential except under special circumstances. For example, a copy of your proxy card will be sent to us if you add any written comments to the card. If no specification is made, proxies will be voted FOR the nominees for election of directors (see Proposal One—Election of Directors), FOR the proposal to approve the amendment to our 1998 Long-Term Incentive Plan (see Proposal Two—Approve the Amendment to the 1998 Long-Term Incentive Plan), and FOR the proposal to approve the amendment to our Annual Incentive Plan for Management (see Proposal Three—Approve the Amendment to the Annual Incentive Plan for Management), and, at the discretion of the proxy holders, on all other matters properly brought before the annual meeting or any adjournment thereof.

Common Stock Information; Record Date

As of December 11, 2006, our record date, there were 82,123,275 shares of our common stock, no par value, issued and outstanding, all of which are entitled to vote. These shares constitute the only class of our stock issued and outstanding. As stated in the accompanying Notice of Annual Meeting, only shareholders of record at the close of business on December 11, 2006 will be entitled to vote at the meeting. Each share is entitled to one vote.

Quorum Requirement

Our bylaws provide that if the holders of a majority of the issued and outstanding shares of our common stock entitled to vote are present in person or represented by proxy, there will be a quorum. The aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the annual meeting, whether those shareholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, which are described below, will also be considered present for purposes of determining whether a quorum exists.

Broker Non-Votes and Vote Required

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street or beneficial name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. Proposal One—the proposal to elect directors is a routine proposal under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposal One, even if no voting instructions are provided by the owner. Proposal Two—the proposal to approve the amendment to the 1998 Long-Term Incentive Plan and Proposal Three—the proposal to approve the amendment to the Annual Incentive Plan for Management are non-routine proposals under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposals Two and Three only if voting instructions are provided by the owner. If you do not provide your broker with voting instructions for Proposals Two and Three, your shares will not be counted as shares voted with respect to the vote required for these proposals.

If any other proposals are properly presented to the shareholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Texas and Virginia law and our bylaws, the number of votes required to approve a proposal is a majority of the shares of common stock present and entitled to vote at the meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the shareholders at the meeting. The persons named as proxies on the enclosed proxy card are Robert W. Best, Chairman, President and Chief Executive Officer, Charles K. Vaughan, Director and Presiding Director in 2006 and Dan Busbee, Director and Chairman of the Audit Committee.

PROPOSAL ONE—ELECTION OF DIRECTORS

Background

Pursuant to our bylaws, the Board of Directors is divided into three classes, each of which class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Directors for Class III are to be elected at the 2007 annual meeting of shareholders for three-year terms expiring in 2010 with Robert W. Best, Thomas J. Garland, Phillip E. Nichol and Charles K. Vaughan having been nominated to serve as Class III directors. All nominees were recommended for nomination by the Nominating and Corporate Governance Committee of the Board of Directors. We did not pay a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors. The Nominating and Corporate Governance Committee did not receive any recommendations from a shareholder or a group of shareholders who, individually or in the aggregate, beneficially owned greater than five percent of our common stock for at least one year. Messrs. Best, Garland, Nichol and Vaughan were last elected to three-year terms by the shareholders at the 2004 annual meeting of shareholders. The Board is nominating each of these current directors to continue serving as Class III directors, whose three-year terms will expire in 2010.

The other directors listed on the following pages, other than Mr. Koonce, who will be retiring as discussed below, will continue to serve in their positions for the remainder of their current terms. The names, ages and biographical summaries of (i) the persons who have been nominated to serve as our directors and (ii) the directors who are continuing in office until the expiration of their terms and the class in which such nominee or other director has been designated, are set forth in the following table. Each of the nominees has consented to be a nominee and to serve as a director if elected, and all votes authorized by the enclosed proxy will be cast FOR all of the nominees. If we receive proxies that are signed but do not specify how to vote, we will vote your shares FOR all of the nominees. If we receive proxies that contain a vote to “withhold authority” for the election of one or more director nominees, such vote will not be counted in determining the number of votes cast for those nominees but will be counted for quorum purposes. In order to be elected as a director, our bylaws require a nominee to receive the vote of a majority of all outstanding shares of our common stock entitled to vote and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

According to our bylaws, any shareholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received by the Corporate Secretary of the Company at our principal executive offices, not less than 60 days nor more than 85 days prior to the date of the originally scheduled meeting. However, if less than 75 days’ notice or prior public disclosure of the date of the meeting is given by the Company, notice of such nomination must be so received not later than the close of business on the 25th day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. Since we are providing less than 75 days’ notice or prior public disclosure of the date of the 2007 annual meeting, shareholders may make nominations for the election of directors at the 2007 annual meeting if notice of such nominations is delivered to, or mailed and received by the Corporate Secretary of the Company at our principal executive offices no later than the close of business on January 20, 2007, the 25th day following the day on which notice of the meeting was mailed, December 26, 2006. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the 2007 annual meeting.

Nominees for Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:

Name; Principal Occupation or Employment During Past Five Years; Other Directorships	Age	Year in Which First Became a Director of the Company	Class Designation and Year of Expiration of Term
Robert W. Best Chairman of the Board, President and Chief Executive Officer of the Company since March 1997.	60	1997	Class III 2010
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Thomas J. Garland Senior Advisor to the Niswonger Foundation since July 2002 and Chairman of the Tusculum Institute for Public Leadership and Policy in Greeneville, Tennessee since 1998.	72	1997	Class III 2010
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Phillip E. Nichol Retired. Formerly Senior Vice President of Central Division Staff of UBS PaineWebber Incorporated in Dallas, Texas from July 2001 through July 2003.	71	1985	Class III 2010
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Charles K. Vaughan Retired. Formerly Chairman of the Board of the Company from June 1994 until March 1997.	69	1983	Class III 2010
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Directors Continuing in Office

The following persons are directors of the Company who will be continuing in office until the expiration of their terms as set forth below:

Name; Principal Occupation or Employment During Past Five Years; Other Directorships	Age	Year in Which First Became a Director of the Company	Class Designation and Year of Expiration of Term
Travis W. Bain II Chairman of Texas Custom Pools, Inc. in Plano, Texas since March 1999. Director of Delta Industries, Inc.	72	1988	Class I 2008
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Dan Busbee Adjunct Professor at the Southern Methodist University Dedman School of Law in Dallas, Texas since February 2003; Professional Fellow at the SMU Dedman School of Law Institute of International Banking and Finance since January 2001.	73	1988	Class I 2008
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Richard W. Cardin Retired. Formerly an audit partner and office managing partner of Arthur Andersen LLP in Nashville, Tennessee from 1968 to 1995. Director of United States Lime and Minerals, Inc. and Intergraph Corporation.	71	1997	Class II 2009
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Name; Principal Occupation or Employment During Past Five Years; Other Directorships	Age	Year in Which First Became a Director of the Company	Class Designation and Year of Expiration of Term
Richard K. Gordon General Partner of Juniper Energy LP in Houston, Texas since September 2006. General Partner of Juniper Capital LP and Juniper Advisory LP in Houston, Texas since March 2003. Formerly Vice Chairman, Investment Banking, for Merrill Lynch & Co. in Houston, Texas from October 1994 through March 2003.	57	2001	Class I 2008
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Thomas C. Meredith, Ed.D. Commissioner of Mississippi Institutions of Higher Learning in Jackson, Mississippi since October 2005. Formerly Chancellor of the University System of Georgia in Atlanta, Georgia from January 2002 through September 2005. Formerly Chancellor of The University of Alabama System in Tuscaloosa, Alabama from June 1997 through December 2001. Director of American Cast Iron and Pipe Company.	65	1995	Class II 2009
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Nancy K. Quinn Principal of Hanover Capital in New York, New York since July 1996. Director of Endeavor International Corporation.	53	2004	Class II 2009
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Stephen R. Springer Retired. Formerly Senior Vice President and General Manager of the Midstream Division of The Williams Companies, Inc. in Tulsa, Oklahoma from January 1999 to February 2002.	60	2005	Class II 2009
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Richard Ware II President of Amarillo National Bank in Amarillo, Texas since 1981. Member of the Board of Trustees of Southern Methodist University in Dallas, Texas.	60	1994	Class II 2009
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Retiring Director

Mr. Gene Koonce, one of our directors, will be retiring as a Class I director effective immediately following the conclusion of the 2007 annual meeting, in accordance with the Board’s mandatory retirement policy. Following his retirement, the Board of Directors will consist of 12 members. In connection with Mr. Koonce’s retirement from the Board, he will also simultaneously retire as a member of the Executive Committee, the Human Resources Committee and the Work Session/Annual Meeting Committee of the Board of Directors. Following the 2007 annual meeting, the Board will appoint the members of each committee upon the recommendation of the Nominating and Corporate Governance Committee as well as the respective chairman of each committee.

PROPOSAL TWO—APPROVAL OF AMENDMENT TO

THE 1998 LONG-TERM INCENTIVE PLAN

Description of Plan

Background and Purpose.    Our shareholders are being asked to approve an amendment to our 1998 Long-Term Incentive Plan (“LTIP”) to (i) increase the number of shares reserved for issuance thereunder by 2,500,000, bringing the cumulative total number of shares of common stock reserved for issuance under the LTIP to 6,500,000 and (ii) extend the term for an additional three-year period, which if approved, will mean that the LTIP will expire September 30, 2011. The LTIP is an integral part of our overall compensation program. The proposed amendment would provide the additional shares necessary to continue to attract, retain and reward the best available personnel for our positions of substantial responsibility. Accordingly, the Board believes that approval of the amendment to increase the number of shares of common stock reserved for issuance under the LTIP by 2,500,000 shares and extend the term of the plan for an additional three-year period is advisable and is in our best interests and the best interests of our shareholders.

Regulations promulgated under Section 162(m) of the Internal Revenue Code (“Code”) provide that in order for us to continue to fully deduct for federal income tax purposes compensation paid under the LTIP to our five most highly compensated officers, we must seek approval of the terms of the LTIP every five years, as well as whenever we increase the shares reserved for issuance under the LTIP or make certain other material amendments to the LTIP. Approval of the amendment to the LTIP to increase the number of shares reserved for issuance under the LTIP by 2,500,000 will also constitute reapproval of the terms of the LTIP for purposes of Section 162(m) of the Code. The complete text of the LTIP, as amended, is set forth in Appendix A to this proxy statement. A summary of the LTIP described below is qualified in its entirety by reference to Appendix A.

The LTIP represents a part of our total rewards compensation program, which we developed as a result of a study we conducted of all employee, executive and non-employee director compensation and benefits. The Board of Directors adopted the LTIP in August 1998, which our shareholders approved in February 1999. Our shareholders also approved an amendment to the LTIP in February 2002, primarily to add 2,500,000 shares to the total number of shares available for issuance under the plan. The LTIP is a comprehensive, long-term incentive compensation plan, providing for discretionary awards of incentive stock options, non-qualified stock options, stock appreciation rights, bonus stock, restricted stock and performance-based stock to help attract, retain and reward our key employees and non-employee directors. Any of our employees, including any employee who is also a director or officer, and any non-employee director is eligible to participate in the LTIP. However, since the LTIP was approved in February 1999, only our officers, division presidents and other key employees (approximately 130 employees during the last fiscal year) as well as non-employee directors have participated in the LTIP. The LTIP is intended to motivate participants using performance-related incentives linked to longer-range performance goals and the interests of our shareholders. These incentives and long-range performance goals have increased and should continue to increase the interest of employees or non-employee directors in our overall performance and encourage such persons to continue their services for us.

Administration.    The LTIP is administered and interpreted by the Human Resources Committee of the Board. Actions taken by the committee with respect to the LTIP have been and will continue to be taken by those members who are non-employee directors and who qualify as “outside directors” under Section 162(m) of the Code and as “non-employee directors” under the rules promulgated under Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”), insofar as such actions are affected by Section 162(m) or Section 16. The committee determines eligible persons to whom awards will be granted, as well as all terms, conditions, performance criteria and restrictions applicable to each award. In addition to any other powers and, subject to the provisions of the LTIP, the committee (i) interprets the LTIP, (ii) prescribes, amends and rescinds any rules and regulations necessary or appropriate for the administration of the LTIP and (iii) makes such other determinations and takes other action as it deems necessary or advisable in the administration of the LTIP. Any interpretation, determination or action made or taken by the committee is binding and conclusive on all interested parties.

General Description of Plan.    The LTIP, which became effective as of October 1, 1998, currently has a term of ten years from its effective date, subject to earlier termination pursuant to the provisions of the LTIP. In the event of a change in control (as defined in the text of the LTIP attached hereto as Appendix A), all unmatured installments of any awards outstanding shall automatically be accelerated and exercisable in full and all restrictions on any award shall be automatically terminated. The Board may amend, suspend or terminate the LTIP, in whole or in part, at any time; provided, however, that any amendment shall be made only with shareholder approval when such approval is necessary to comply with Section 162(m) of the Code.

The maximum aggregate number of shares that may by issued under the LTIP shall not exceed 6,500,000 shares of common stock, assuming the shareholders approve this proposal to amend the LTIP to increase the number of shares reserved for issuance under the LTIP by 2,500,000, plus shares of common stock previously subject to awards which are forfeited, terminated, cancelled or rescinded, settled in cash in lieu of common stock or exchanged for awards that do not involve common stock, or expire unexercised. Shares of common stock may be available from authorized but unissued shares of common stock, common stock held by us as treasury stock or common stock we may purchase on the open market or otherwise. The LTIP allows us to enter into award agreements that will permit the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock/restricted stock units, tandem awards, performance units, performance shares, bonus stock and other stock unit awards or stock-based forms of awards.

Restricted Stock/Restricted Stock Units.    The committee may grant shares of restricted stock or restricted stock units to participants in such amounts and for such duration as it shall determine. Each restricted stock/restricted stock unit grant shall be evidenced by an award agreement specifying the number of shares of common stock and/or the number of restricted stock units awarded, the period of restriction, as well as the conditions, and performance goals of us, or our subsidiary or any of our divisions that must be satisfied prior to removal of the restriction and such other provisions as the committee shall determine. The participants receiving restricted stock/restricted stock unit awards generally are not required to pay for them (except applicable tax withholding) other than by rendering services to us.

The restriction period of restricted stock and/or restricted stock units shall commence on the date of grant and shall expire upon satisfaction of the conditions set forth in the award agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in performance compared to specified indices, (iv) attainment of specified growth rates or (v) other comparable performance measurements, as may be determined by the committee in its sole discretion. During the restriction period, participants in whose name restricted stock/restricted stock units are granted under the Plan may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid with respect to those shares or units.

Section 162(m) Restrictions.    To the extent that any performance-based award other than a stock option or stock appreciation right (“SAR”) is intended to comply with Section 162(m) (such as performance-based restricted stock or restricted stock units, performance units, performance shares, or performance-based other stock awards), then (i) the performance criteria will be established by the committee in writing prior to the beginning of the performance period or by the Section 162(m) deadline for the same; (ii) the performance goals will be one or more of the business or financial criteria specified below; (iii) the payment of the award will be contingent on the attainment of the performance goal; (iv) the committee shall certify in writing the achievement of such goal before any payout; and (v) the maximum award to any one covered participant in any one year shall be $1 million (if payable in cash) and 500,000 shares (if payable in shares). In addition, no one participant can receive during any fiscal year awards of stock options and SARs covering more than 500,000 shares.

Other than for stock options and SARs, the performance goals for Section 162(m)-qualifying grants shall consist of one or more of the following criteria, in either absolute or relative terms, for the Company or any subsidiary: (i) total shareholder return; (ii) return on assets, equity, capital, or investment; (iii) pre-tax or after-tax profits, including earnings per share, EBITDA, etc.; (iv) cash-flow and cash-flow return on investment; (v) economic value added and economic profit; (vi) growth in earnings per share; (vii) levels of operating expense or other expense items; or (viii) measures of customer satisfaction and customer service. The committee may make adjustments in these goals to take into account (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in accounting rules; (D) charges related to restructured or discontinued operations; (E) restatement of prior financial statements; and (F) any other unusual, non-recurring gain or loss separately identified and quantified in the Company’s financial statements.

Performance-Based Awards.    The committee may issue performance awards in the form of either performance units or performance shares, subject to the performance goals and performance period it determines. The extent to which performance measures are met will determine the value of each performance unit or the number of performance shares earned by the participant. The terms and conditions of each performance award will be set forth in an award agreement. Payment of the amount due upon settlement of a performance award shall be made in a lump sum or installments in cash, shares of common stock or a combination thereof as determined by the committee.

Bonus Stock.    The committee may award shares of bonus stock to participants under the LTIP without cash consideration. In the event the committee assigns restrictions on the shares of bonus stock awarded under the LTIP, then such shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if the restrictions have not lapsed or vested. If any vesting condition is not met on the shares, then such shares must be returned to us, without any payment from us, within 60 days.

Stock Options.    Although the committee has not granted stock options under the LTIP since March 2003, it may still grant stock options under the existing provisions of the LTIP, including non-qualified stock options (“NQSOs”) and incentive stock options (“ISOs”) to employees and directors; provided, however, that non-employee directors may receive only NQSOs. The terms applicable to each option grant, including the exercise prices, expiration dates and other material conditions upon which the options may be exercised, shall be detailed in an award agreement. We do not require any consideration to be paid by a recipient to us in exchange for the granting or extension of stock options. We require consideration to be paid by a recipient only at the time of the exercise of the option in the amount of the exercise price. Stock option grants entitle the participant to purchase stock at prices not less than 100% of the fair market value on the date of grant. The committee may not grant ISOs under the LTIP to any employee which would permit the aggregate fair market value of the common stock with respect to which ISOs are exercisable for the first time during any calendar year to exceed $100,000. Any stock option granted under the LTIP which is designated as an ISO that exceeds this limit or otherwise fails to qualify as an ISO shall be a NQSO. If an option qualifies as either an ISO or a NQSO, there will generally be no federal income tax consequences to either the recipient or us upon the issuance of such options. In the case of an ISO, there should also be no federal income tax consequences to either the recipient or us upon its exercise. However, if a stock option is qualified as a NQSO, the recipient must recognize compensation income in the year of exercise equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, while we will receive a corresponding deduction for compensation paid for the same amount.

Stock Appreciation Rights.    An SAR entitles the participant at his election to surrender to us the SAR, or portion thereof, and to receive from us in exchange therefor, cash or shares in an amount equal to the excess of the fair market value per share over the SAR price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. We may satisfy our obligation upon exercise of an SAR by the distribution of that number of shares of common stock having an aggregate fair market value equal to the amount of cash otherwise payable to the participant. A cash settlement would be made for any fractional share interests. In addition, the committee may grant two or more incentives in one award in the form of a “tandem award,” so that the right of the participant to exercise one incentive shall be cancelled if, and to the extent, the other incentive is exercised.

Other Stock-Based Awards.    The committee may issue to participants, either alone or in addition to other awards made under the LTIP, stock unit awards, which may be in the form of common stock or other securities. The value of such award shall be based, in whole or in part, on the value of the underlying common stock or other securities. The committee, in its sole and complete discretion, may determine that an award may provide to the participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an award. Subject to the provisions of the LTIP, the committee shall determine the terms, restrictions, conditions, vesting requirements and payment rules of the award that shall be specified in an award agreement.

Issuances of Securities under the Plan.    Since the LTIP was approved by our shareholders in February 1999, and amended by our shareholders in February 2002 to increase by 2,500,000 shares the total number of shares available under the plan, options to purchase a total of 2,304,483 shares had been granted through September 30, 2006. As of that date, there were options outstanding to purchase a total of 1,017,152 shares, with 1,060,004 shares of common stock having been issued upon the exercise of options, while options to purchase a total of 227,327 shares had been forfeited. We have not granted stock options under the LTIP since our 2003 fiscal year, with only a limited number of options being issued pursuant to participants’ elections to convert a portion of their bonus awards under our Annual Incentive Plan for Management to stock options granted under the LTIP, as described below. Beginning in our 2004 fiscal year, the committee has granted only shares of time-lapse restricted stock or performance-based restricted stock units to participants in the LTIP. From the inception of the plan through September 30, 2006, a total of 1,080,673 shares of time-lapse restricted stock and performance-based restricted stock units (both with three-year vesting) had been granted or issued pursuant to participants’ elections to convert a portion of their bonus awards, with a total of 42,144 shares and units having been forfeited. In addition, as of September 30, 2006, a total of 69,286 shares of bonus stock had been issued pursuant to participants’ elections to convert a portion of their bonus awards. Finally, beginning in our 2004 fiscal year, the non-employee members of our Board of Directors have received their annual grant of share units under the LTIP, with a total of 83,284 share units having been granted through September 30, 2006.

The total amount of incentive compensation that will be awarded during the 2007 fiscal year to each of the executive officers listed in the Summary Compensation Table on pages 18-19, all current executive officers as a group, all current directors who are not executive officers as a group, all employees including all current officers who are not executive officers, nominees for director, any associates of any director, executive officer or nominees for director or any person who may receive a total of five percent of compensation granted under the LTIP is not determinable at this time.

The total amount of incentive compensation that was awarded during the 2006 fiscal year under the LTIP to each of the groups specified below is as follows: (a) each of the executive officers listed in the Summary Compensation Table received shares of time-lapse restricted stock and performance-based restricted stock units under the plan as reported in the Summary Compensation Table; in addition, three of our named executive officers elected to convert a portion of the compensation they received under the Annual Incentive Plan for Management into awards under the LTIP, as reported in the Summary Compensation Table; (b) all current executive officers as a group received 135,000 shares of time-lapse restricted stock and 55,550 performance-based restricted stock units under the LTIP, not including any awards under the LTIP pursuant to the decision by many executive officers to convert a portion of their compensation received under the Annual Incentive Plan for Management; (c) all current non-employee directors as a group received a total grant of 24,000 share units under the LTIP; (d) all employees including all current officers who are not executive officers received 79,300 shares of time-lapse restricted stock and 86,225 performance-based restricted stock units under the LTIP; (e) no nominee for director received any compensation under the LTIP other than incumbent directors who each received an annual grant of 2,000 share units; (f) no associate of any such directors, executive officers or nominees received any compensation under the LTIP; and (g) no other person received a total of five percent of securities granted under the LTIP. No other incentive compensation was awarded under the LTIP during the 2006 fiscal year. The total amount of incentive compensation that was awarded during the 2006 fiscal year to these groups of individuals under the LTIP would not have changed had the amendment increasing the number of shares reserved for issuance under the LTIP been already approved prior to the beginning of the 2006 fiscal year.

Securities Registration.    We intend to register the shares of common stock available for issuance under the LTIP under a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (“SEC”) upon approval of the LTIP by our shareholders.

Board Recommendation to Approve Amendment to the 1998 Long-Term Incentive Plan

On November 7, 2006, the Board of Directors approved and adopted the amendment to the LTIP, which is subject to the approval of our shareholders at the annual meeting of shareholders on February 7, 2007. The Board of Directors believes that the LTIP will continue to accomplish its purpose of motivating employees and non-employee directors using performance-related incentives linked to longer-range performance goals and the interests of our shareholders.

The amendment to the LTIP is being submitted to our shareholders for their approval pursuant to the provisions of the LTIP, as well as to comply with the rules of the NYSE and Section 162(m) of the Code. According to our bylaws, this proposal to adopt the amendment to the LTIP requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote on the matter and present or represented by proxy at a meeting at which a quorum is present. Abstentions and broker non–votes will be included in the total shares present or represented by proxy for purposes of determining if a quorum exists, but neither abstentions nor broker non–votes will be counted as a vote “For” or “Against” the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 1998 LONG-TERM INCENTIVE PLAN.

PROPOSAL THREE—APPROVAL OF AMENDMENT TO

THE ANNUAL INCENTIVE PLAN FOR MANAGEMENT

Description of Plan

Our shareholders are also being asked to approve an amendment to our Annual Incentive Plan for Management (the “Incentive Plan”) to extend the term for an additional five years, which if approved, will mean that the Incentive Plan will expire September 30, 2011. Along with the LTIP, the Incentive Plan represents an integral part of our overall compensation program. The Board of Directors believes that the Incentive Plan has been and will continue to be effective in maintaining a balanced and competitive overall compensation program. Accordingly, the Board believes that approval of the amendment to extend the term of the Incentive Plan for an additional five year period is advisable and is in our best interests and the best interests of our shareholders. Regulations promulgated under Section 162(m) of the Code provide that in order for us to continue to fully deduct for federal income tax purposes compensation paid under the Incentive Plan to our five most highly compensated officers, we must seek approval of the terms of the Incentive Plan every five years. Approval of the amendment to the Incentive Plan to extend the term of the plan for an additional five year period will also constitute reapproval of the terms of the Incentive Plan for purposes of Section 162(m) of the Code. The complete text of the Incentive Plan is set forth in Appendix B to this proxy statement. A summary of the Incentive Plan contained herein is qualified in its entirety by reference to Appendix B.

Background and Purpose.    The Incentive Plan represents another part of our total rewards compensation program, which we developed as a result of a study we conducted of all employee, executive and non-employee director compensation and benefits. The Board of Directors adopted the Incentive Plan, effective October 1, 1998, which was approved by our shareholders in February 1999, and amended subsequent to the approval of our shareholders in February 2002 to extend the term of the plan for an additional three years through September 30, 2006. The purpose of the Incentive Plan is to promote our interests and those of our shareholders by attracting, motivating and retaining executives and senior managers. The Incentive Plan is also intended to establish a sense of personal commitment on the part of our executives and senior managers in our growth, development and financial success and reward these key employees accordingly. Any of our employees, including an employee who is also an officer, is eligible to participate in the Incentive Plan. However only officers, division presidents and other key employees (a total of approximately 130 employees in the last fiscal year) have participated in the Incentive Plan since its inception. The committee, upon its own action, may make, but shall not be required to make, an award to any employee.

Should our shareholders approve the extension of the Incentive Plan for an additional five year period, the Incentive Plan will be extended through September 30, 2011. In the event of a change in control (as defined in the text of the Incentive Plan), all awards for the performance period shall be deemed earned at the maximum performance goal level and payment of the maximum award shall be made within 10 days after the effective date of the change in control. We will require any successor to assume and agree to perform our obligations under the Incentive Plan in the same manner and to the same extent that we would be required to perform them if no such succession had taken place. The Board may at any time amend, suspend or terminate the Incentive Plan; provided, however, that any amendment shall be made with shareholder approval where such approval is necessary to comply with Section 162(m) of the Code.

Administration.    The Incentive Plan is administered and interpreted by the Human Resources Committee, unless otherwise determined by the Board. Actions taken by the committee with respect to the Incentive Plan have been and will continue to be taken by those members who are non-employee directors and who qualify as “outside directors” under Section 162(m) of the Code and as “non-employee directors” under the rules promulgated under Section 16 of the Exchange Act, insofar as such actions are affected by Section 162(m) or Section 16. The committee also determines and designates the eligible persons to whom awards will be made. The committee also has the following specific powers: (i) interpret the Incentive Plan, (ii) prescribe, amend and waive any rules and regulations necessary for the administration of the Incentive Plan and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Incentive Plan. All interpretations, determinations or actions made or taken by the committee are final, binding and conclusive on all interested parties.

Performance Goals and Measurement.    Performance goals are established by the committee in writing not later than 90 days after the beginning of the applicable performance period. Performance goals may be the same for all participants or at the discretion of the committee, may differ to reflect more appropriate measures of individual performance. Performance goals may be based on one or more business and/or financial criteria. In establishing performance goals for the plan year, the committee may include one or any combination of the following criteria: total shareholder return; return on assets, equity, capital or investment; earnings per share; cash flow; levels of operating expense; and measures of customer satisfaction and service. However, from the beginning of the Incentive Plan, the committee has established the performance goal each year based on the achievement of an earnings per share target for the fiscal year. The committee also has the discretion to make adjustments in calculating the attainment of performance goals in recognition of extraordinary items or changes in the law or financial reporting.

Awards.    Awards are generally paid in cash. However, the committee may choose to pay awards in the form of stock issued under the LTIP. In addition, if the committee permits and if the participant makes an election in advance, the participant may elect to convert his or her award in 25 percent increments, in whole or part, into the following forms: (a) convert the award to unrestricted stock in the form of bonus shares (value equal to 110% of amount of award) granted under the LTIP; (b) convert the award to restricted stock (value equal to 150% of amount of award) granted under the LTIP; or (c) convert the award to stock options (with value equal to 250% of amount of award) granted under the LTIP. The maximum cash award for any performance period is $1,000,000. The total amount of incentive compensation that will be awarded during the 2007 fiscal year to each of the executive officers listed in the Summary Compensation Table on pages 18-19, all current executive officers as a group, all current directors who are not executive officers as a group and all employees including all current officers who are not executive officers, is not currently determinable. The total amount of incentive compensation that was awarded during the 2006 fiscal year under the Incentive Plan to each of the groups specified below is as follows: (a) each of the executive officers listed in the Summary Compensation Table received incentive compensation as reported in the Summary Compensation Table; (b) all current executive officers as a group received a total of $1,788,800; (c) all current directors who are not executive officers as a group received no incentive compensation; and (d) all employees including all current officers who are not executive officers received a total of $4,251,377. The total amount of incentive compensation that was awarded during the 2006 fiscal year to these groups of individuals under the Incentive Plan would not have changed had the amendment extending the term of the Incentive Plan been already approved prior to the beginning of the 2006 fiscal year.

Board Recommendation to Approve Amendment to the Annual Incentive Plan for Management

On November 7, 2006, the Board of Directors approved and adopted the amendment to the Incentive Plan, which is subject to the approval of our shareholders at the annual meeting of shareholders on February 7, 2007. The Board of Directors believes that the Incentive Plan will continue to accomplish its purpose of promoting our interests and the best interests of our shareholders by attracting, motivating, and retaining executives and senior managers.

The amendment to the Incentive Plan is being submitted to our shareholders for their approval pursuant to the provisions of the Incentive Plan and to comply with Section 162(m) of the Code. According to our bylaws, this proposal to approve an amendment to the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote on the matter and present or represented by proxy at a meeting at which a quorum is present. Abstentions and broker non–votes will be included in the total shares present or represented by proxy for purposes of determining if a quorum exists, but neither abstentions nor broker non–votes will be counted as a vote “For” or “Against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE ANNUAL INCENTIVE PLAN FOR MANAGEMENT.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

Corporate Governance

In accordance with and pursuant to relevant provisions of the Sarbanes-Oxley Act of 2002, related rules and regulations of the SEC as well as the corporate governance-related listing standards of the NYSE, the Board of Directors has adopted our Corporate Governance Guidelines and revised our Code of Conduct, which is applicable to all of our directors, officers and employees. The Board adopted the Code of Conduct to provide guidance to the Board and management in areas of ethical business conduct and risk and provide guidance to employees and directors by helping them to recognize and deal with ethical issues including, but not limited to (i) conflicts of interest, (ii) gifts and entertainment, (iii) confidential information, (iv) fair dealing, (v) protection of corporate assets and (vi) compliance with rules and regulations. We have provided to our employees a toll-free compliance hotline and a Web site by which they may report any observation of unethical behavior. In addition, the Board of Directors has updated the charters for each of its Audit, Human Resources and Nominating and Corporate Governance Committees. All of the foregoing documents are posted on the Corporate Governance page of our Web site at www.atmosenergy.com. Such documents are also available in print free of charge to any shareholder upon request to our Corporate Secretary at our principal executive offices.

Certain Relationships and Related Transactions

Mr. Ware is the president and a shareholder of Amarillo National Bank, Amarillo, Texas, which bank provides an $18 million short-term line of credit to us, serves as a depository bank for us and is the trustee for our LTIP. We paid a total of $373,844 for these services to Amarillo National Bank during the 2006 fiscal year, which amount is reasonable and customary for these types of services.

Independence of Directors

The Board of Directors is comprised of a majority of independent directors in accordance with NYSE corporate governance-related listing standards. The Board made the independence determination of its members based on the Categorical Standards of Director Independence (“Standards”) it adopted, which are consistent with the NYSE listing standards, to assist it in determining whether a member of the Board is independent. In accordance with these Standards and the Company’s Corporate Governance Guidelines, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the Company, our management or our independent registered public accounting firm. For purposes of the Standards, the Board has adopted the definition of an “immediate family member” as set forth by the NYSE, which includes parents, siblings and in-laws of the director, as well as anyone else (other than domestic employees) who shares such director’s home. The Standards are available on the Corporate Governance page of our Web site at www.atmosenergy.com. Such documents are also available in print free of charge to any shareholder upon request to our Corporate Secretary at our principal executive offices.

Based on its review of the NYSE listing standards as well as the Standards and taking into consideration all business relationships between the Company and each director, the Board has determined that all non-management members of the Board of Directors, other than Mr. Springer, are independent members of the Board of Directors. However, because Mr. Springer’s son-in-law is employed as an auditor with Ernst & Young LLP, our independent registered public accounting firm, under the corporate governance-related listing standards of the NYSE, Mr. Springer may not be considered independent from the Company. Mr. Springer’s son-in-law is not involved in our audit and is not considered a “covered person” with respect to us, as defined under the SEC’s independence-related regulations for auditors. Thus, this relationship has no effect on Ernst & Young LLP’s independence as our independent registered public accounting firm. In addition, Mr. Springer does not serve on our Audit, Nominating and Corporate Governance or Human Resources Committees.

Independence of Audit Committee Members, Financial Literacy and Audit Committee Financial Expert

In addition to being independent based on the NYSE listing standards, applicable NYSE and SEC rules and regulations require that each member of an audit committee satisfy additional independence and financial literacy requirements, and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied if the Board determines that at least one Audit Committee member is an “audit committee financial expert” within the meaning of applicable SEC rules and regulations. Generally, the additional independence requirements provide that (i) a member of the Audit Committee, or his or her immediate family members, are prohibited from receiving any direct or indirect compensation or fee from the Company or its affiliates and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. An “immediate family member” is defined by applicable NYSE rules to include parents, siblings and in-laws of the director, as well as anyone else (other than domestic employees) who shares such director’s home.

Generally, the financial literacy requirements provide that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies. Also, audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of how an audit committee functions.

Based on its review of the independence, financial literacy and financial expert requirements discussed above as well as its review of their individual backgrounds and qualifications, the Board of Directors has determined that all members of the Audit Committee satisfy the additional independence requirements imposed by the SEC and NYSE for members of an audit committee. The Board has also designated Ms. Quinn and

Messrs. Busbee and Cardin each as an “audit committee financial expert,” as such term is defined by applicable rules and regulations of the SEC. As provided by the safe harbor contained in applicable SEC rules and regulations, our audit committee financial experts will not be deemed “experts” for any purpose as a result of being so designated. In addition, such designation does not impose on such persons any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such persons as members of the Audit Committee or the Board of Directors in the absence of such designation. Such designation also does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Qualifications for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the committee’s attention through current officers, directors, professional search firms, shareholders or other persons. Nominees for director should possess the level of education, experience, sophistication and expertise required to perform the duties of a member of the board of directors of a public company of our size and scope. Once a person is nominated, the committee will assess the qualifications of the nominee, including an evaluation of the nominee’s judgment and skills. The Company’s Corporate Governance Guidelines provide that nominees for director will be selected on the basis of outstanding achievement in their personal careers; prior board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. Each nominee for director should also have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors. The Board is committed to diversified membership and will not discriminate on the basis of race, color, national origin, gender, religion, disability or other personal characteristics in selecting nominees.

Procedures for Nomination or Recommending for Nomination Candidates for Director

The committee also considers sound and meritorious nomination suggestions for directors from shareholders. Any shareholder may submit a nomination for director by following the procedures outlined in our bylaws and described under Proposal One “Election of Directors” in this proxy statement. There are no differences in the manner in which the Committee evaluates nominees for director based on whether or not the nominee is recommended by a shareholder. All director candidates shall, at a minimum, possess the qualifications for director discussed above. All letters of recommendation for nomination at the 2007 annual meeting should be sent to our Corporate Secretary at our principal executive offices and must be received no later than January 20, 2007. Such letters should include the following: (i) name, address and number of shares owned by the nominating shareholder, (ii) the nominee’s name and address, (iii) a listing of the nominee’s background and qualifications, (iv) a description of all arrangements between such shareholder and each nominee and any other person and (v) all other information relating to such person that is required to be disclosed in the solicitations for proxies for election of directors under applicable SEC and NYSE rules. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director.

Presiding Director and Communications with Directors

In accordance with the corporate governance-related listing standards of the NYSE, the Board of Directors has designated Mr. Vaughan as the presiding director at all meetings of non-management directors during the 2007 fiscal year, which meetings will continue to be held by the Board on a regular basis. Shareholders and other interested parties may communicate with Mr. Vaughan, individual non-management directors, or the non-management directors as a group, by writing to Board of Directors, Atmos Energy Corporation, P.O. Box 650205, Dallas, Texas, 75265-0205 or by email at boardofdirectors@atmosenergy.com. Our Senior Vice President and General Counsel, Louis P. Gregory, receives all such communications initially and forwards such communications to Mr. Vaughan or another individual non-management director, if applicable, as he deems appropriate. Shareholders may also contact our only director who is a member of management, Mr. Robert W. Best, Chairman, President and Chief Executive Officer, by mail at Atmos Energy Corporation, P.O. Box 650205, Dallas, Texas 75265-0205, by email at robert.best@atmosenergy.com or by telephone at 972-934-9227.

The Board of Directors: Committees, Meetings and Directors’ Fees

Standing Committees.    We have certain standing committees, each of which is described below. The Executive Committee consists of Messrs. Best, Koonce and Vaughan. Mr. Vaughan serves as chairman of the committee. In accordance with our bylaws, the Executive Committee has, and may exercise, all of the powers of the Board of Directors during the intervals between the Board’s meetings, subject to certain limitations and restrictions as set forth in the bylaws or as may be established by resolution of the Board from time to time. In addition, Messrs. Best and Vaughan serve as ex officio members of every other Board committee. The Executive Committee held no meetings during the 2006 fiscal year.

The Board of Directors has established a separately-designated standing Audit Committee in accordance with applicable provisions of the Exchange Act. The Audit Committee consists of Ms. Quinn and Messrs. Bain, Busbee, Cardin and Dr. Meredith. Mr. Busbee serves as chairman of the committee. As discussed above, the Board has determined that each member of the committee satisfies the independence requirements of the NYSE and the SEC. The Audit Committee oversees our accounting and financial reporting processes and procedures; reviews the scope and procedures of the internal audit function; appoints our independent registered public accounting firm and is responsible for the oversight of its work and the review of the results of its independent audits. The Audit Committee held five meetings during the last fiscal year and has adopted a charter, which it follows in conducting its activities. The committee’s charter is available on the Corporate Governance page of our Web site at www.atmosenergy.com.

The Human Resources Committee consists of Messrs. Bain, Busbee, Garland, Gordon, Koonce and Nichol. Mr. Koonce serves as chairman of the committee. The Board has determined that each member of the committee satisfies the independence requirements of the NYSE. This committee reviews and makes recommendations to the Board of Directors regarding executive compensation policy and strategy and specific compensation recommendations for the Chief Executive Officer as well as our other officers and division presidents. In addition, the committee determines, develops and makes recommendations to the Board regarding severance agreements, succession planning and other related matters concerning our officers and division presidents. This committee also administers our LTIP and Annual Incentive Plan for Management. During the last fiscal year, the Human Resources Committee held five meetings. The committee has adopted a charter, which it follows in conducting its activities. The committee’s charter is available on the Corporate Governance page of our Web site at www.atmosenergy.com.

The Nominating and Corporate Governance Committee consists of Ms. Quinn, Messrs. Cardin, Gordon, Nichol, Ware and Dr. Meredith. Mr. Nichol serves as chairman of the committee. The Board has determined that each member of the committee satisfies the independence requirements of the NYSE. This committee makes recommendations to the Board of Directors regarding the nominees to be submitted to our shareholders for election at each annual meeting of shareholders, selects candidates for consideration by the full Board to fill any vacancies on the Board, which may occur from time to time, and oversees all of our corporate governance matters. The committee held two meetings during the last fiscal year. The committee has adopted a charter, which it follows in conducting its activities. The committee’s charter is available on the Corporate Governance page of our Web site at www.atmosenergy.com.

The Work Session/Annual Meeting Committee consists of Messrs. Bain, Garland, Koonce, Nichol, Springer and Ware. Mr. Bain serves as chairman of the committee. This committee selects the site and plans the meeting and agenda for the special meeting of the Board held each year for the purpose of focusing on long-range planning and corporate strategy issues and selects the site for the annual meeting of shareholders. During the last fiscal year, the Work Session/Annual Meeting Committee held two meetings.

Attendance at Board Meetings.    During the 2006 fiscal year, our Board of Directors held 13 meetings and each director attended at least 75 percent of the aggregate of (a) all meetings of the Board and (b) all meetings of the committees of the Board on which such director served. In addition, all members of our Board attended the 2006 annual meeting of shareholders in Amarillo, Texas on February 8, 2006. We strongly support and encourage each member of our Board to attend each of our annual meetings of shareholders.

Directors’ Fees.    As compensation for serving as a director, each of the non-employee directors receives an annual retainer of $35,000. Each non-employee director receives a fee of $1,500 per meeting for attendance at each meeting of the Board of Directors or Board committee as well as any other Company-related business meeting (excluding telephone conference meetings). The fee paid to non-employee directors for participation in any telephonic conference meeting is one-half of the regular meeting fee. Committee chairpersons are also paid an additional annual fee of $5,000 for additional work done in connection with their committee duties and responsibilities.

In August 1998, the Board of Directors adopted our Equity Incentive and Deferred Compensation Plan for Non-Employee Directors, representing an amendment to our Deferred Compensation Plan for Outside Directors that was originally adopted in May 1990. This amended plan became effective when our shareholders approved such amendment at the annual meeting in February 1999 and replaced the annual pension formerly payable to our non-employee directors under our Retirement Plan for Non-Employee Directors. Under the terms of this plan, each non-employee director is allowed to defer receipt of his annual retainer and meeting fees and to invest his deferred compensation into either a cash account or a stock account. In addition, each non-employee director has received under this plan an annual grant of share units along with dividend equivalents on such units. Since the 2004 fiscal year, when no share units remained available under the plan, each non-employee director has continued to receive an annual grant of share units, along with dividend equivalents, under our LTIP. Certain of the directors have also continued to defer receipt of his or her annual retainer and meeting fees and to invest his or her deferred compensation into either a cash account or a stock account under our LTIP. The specific unit amounts credited to each director are shown in the Security Ownership table on page 17 of this proxy statement.

In November 1994, the Board of Directors adopted the Outside Directors Stock-for-Fee Plan, which plan was approved by our shareholders in February 1995. The plan permits non-employee directors to receive all or part of their annual retainer and meeting fees in our common stock rather than in cash. An election by a director to receive his or her fees in stock does not alter the amount of fees payable but results in the deferral of payment of the stock portion of the fees until after the end of each quarter in which the fees were earned. The number of shares of common stock issued at such time will be equal to (a) the dollar amount of the fees to be paid in stock divided by (b) the fair market value of our common stock on the last day of the applicable quarter. The fair market value is the closing price of a share of our common stock on that day, as reported by the NYSE. Only whole numbers of shares are issued; fractional shares are paid in cash. All such shares issued to non-employee directors are reflected in the Security Ownership table on page 17 of this proxy statement.

Other Compensation for Non-Employee Directors.    We provide business travel accident insurance for non-employee directors and their spouses. The policy provides $100,000 coverage to directors and $50,000 coverage to their spouses per accident while traveling on Company business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in their ownership in our common stock. Directors, executive officers and greater-than-ten-percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us, we believe that, during the 2006 fiscal year, all of our directors, executive officers and greater-than-ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

The following table lists the beneficial ownership, as of November 30, 2006, with respect to each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	Franklin Resources, Inc.(a) One Franklin Parkway San Mateo, CA 94403	4,070,300	5.0%(b)

(a)	Based solely upon information contained in the most recently filed Schedule 13G/A with the Securities and Exchange Commission on February 7, 2006, which was jointly filed by Franklin Resources, Inc. and its affiliates, Franklin Advisers, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., reflecting beneficial ownership as of December 31, 2005. According to this Schedule 13G/A, Franklin Advisers, Inc. possessed sole voting and dispositive power over 4,030,000 of these shares with no shared voting or dispositive power and Fiduciary Trust Company International had sole voting and dispositive power over the remaining 40,300 shares with no shared voting or dispositive power. Neither Franklin Resources, Inc. nor any of its affiliates has subsequently filed any Schedules 13G or amendments thereto with respect to their beneficial ownership of the Company’s securities.

(b)	The percent of our voting securities is based on the number of outstanding shares of our common stock as of November 30, 2006.

Security Ownership of Management and Directors

The following table lists the beneficial ownership, as of the close of business on November 30, 2006, of our common stock, the only class of securities issued and outstanding, with respect to all our directors and nominees for director, our executive officers named in the Summary Compensation Table on pages 18-19 of this proxy statement and all our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Travis W. Bain II	29,332	(a)(b)
Robert W. Best	732,333	(a)(c)
Dan Busbee	31,411	(a)(b)
Richard W. Cardin	20,678	(a)(b)
R. Earl Fischer	112,588	(a)(c)
Thomas J. Garland	29,668	(a)(b)
Richard K. Gordon	18,349	(a)(b)
Louis P. Gregory	58,885	(a)(c)
Mark H. Johnson	11,269	(a)
Gene C. Koonce	45,654	(a)(b)
Thomas C. Meredith	24,340	(a)(b)
Phillip E. Nichol	34,946	(a)(b)
Nancy K. Quinn	5,186	(a)(b)
John P. Reddy	189,952	(a)(c)
Stephen R. Springer	3,046	(a)(b)
Charles K. Vaughan	65,143	(a)(b)
Richard Ware II	39,289	(a)(b)
All directors and executive officers as a group (19 individuals)	1,566,312	1.9%

(a)	The percentage of shares beneficially owned by such individual does not exceed one percent of the class so owned.

(b)	Includes cumulative share units credited to the following directors under our Equity Incentive and Deferred Compensation Plan for Non-Employee Directors and LTIP in the following respective amounts: Mr. Bain, 23,986 units; Mr. Busbee, 24,411 units; Mr. Cardin, 17,178 units; Mr. Garland, 22,265 units; Mr. Gordon, 8,349 units; Mr. Koonce, 30,608 units; Dr. Meredith, 17,349 units; Mr. Nichol, 24,946 units; Ms. Quinn, 4,186 units; Mr. Springer, 2,046 units; Mr. Vaughan, 25,434 units and Mr. Ware, 16,068 units.

(c)	Includes shares issuable upon the exercise of options held by the following executive officers under our LTIP within 60 days of November 30, 2006 in the following respective amounts: Mr. Best, 448,492 shares; Mr. Fischer, 44,400 shares; Mr. Gregory, 9,965 shares and Mr. Reddy, 108,400 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation we have paid for each of the last three completed fiscal years to Mr. Best, our president and chief executive officer, as well as our four most highly compensated executive officers other than Mr. Best.

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards(a) ($)	Securities Underlying Options/ SARs(#)	All Other Compensation ($)
Robert W. Best Chairman of the Board, President and Chief Executive Officer	2006 2005 2004	756,877 736,705 676,108	669,300 494,900 563,500	(b)	(c (c (c	) ) )	1,503,150 1,407,120 891,360	-0- -0- -0-	10,892 10,053 10,822	(d)

R. Earl Fischer (e) Senior Vice President, Utility Operations	2006 2005 2004	384,592 345,249 289,929	233,800 188,600 190,200	(b)	79,557 (c (c	(f) ) )	683,250 487,080 445,680	-0- -0- -0-	10,892 9,904 10,510	(d)

John P. Reddy Senior Vice President and Chief Financial Officer	2006 2005 2004	384,592 345,249 304,283	233,800 188,600 190,200	(b)	(c (c (c	) ) )	519,270 487,080 445,680	-0- -0- -0-	10,892 9,904 10,540	(d)

Mark H. Johnson (g) Senior Vice President, Non-Utility Operations	2006	249,617	168,700	(b)	(c	)	375,788	-0-	9,376	(d)

Louis P. Gregory Senior Vice President and General Counsel	2006 2005 2004	281,521 247,102 215,151	140,000 138,000 137,863	(b)	(c (c (c	) ) )	243,238 232,716 212,936	-0- -0- -0-	10,465 9,364 9,983	(d)

(a)	Dollar amounts shown equal the number of shares of time-lapse restricted stock and number of performance-based restricted stock units granted multiplied by the closing price on grant date. The grants in the 2006 fiscal year were comprised of time-lapse restricted shares and performance-based restricted stock units, both with three-year cliff-vesting periods. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares and stock units. The number and value of the aggregate restricted stock holdings at the end of the last fiscal year for each of the executive officers listed above, based on the closing price of $28.55 per share of our common stock on the NYSE at September 29, 2006, the last trading day in our 2006 fiscal year, were as follows: Robert W. Best, 183,423 shares and stock units with a value of $5,236,727 (not including 8,001 shares that were converted from Mr. Best’s bonus awarded November 7, 2006, as discussed in footnote (b) below); R. Earl Fischer, no shares or stock units, as Mr. Fischer retired from the Company effective September 30, 2006, at which time all restrictions on 43,000 shares of time-lapse restricted shares and 18,135 stock units were removed, with Mr. Fischer forfeiting a total of 2,433 stock units attributable to the performance of the Company during our 2005 through 2007 fiscal years; John P. Reddy, 83,811 shares and stock units with a value of $2,392,804 (not including 11,179 shares that were converted from Mr. Reddy’s bonus awarded November 7, 2006, as discussed in footnote (b) below); Mark H. Johnson, 15,957 shares and stock units with a value of $455,572 (not including 2,017 shares that were converted from Mr. Johnson’s bonus awarded November 7, 2006, as discussed in footnote (b) below) and Louis P. Gregory, 42,315 shares and stock units with a value of $1,208,093 (not including 6,694 shares that were converted from Mr. Gregory’s bonus awarded November 7, 2006, as discussed in footnote (b) below). Dividends are paid on the time-lapse restricted shares at the same rate they are paid on all of our common stock, while the dividends on the performance-based restricted stock units are credited to the recipient’s account with the payment of such dividends not occurring until the three-year cumulative earnings per share performance targets are measured and vesting is completed at the end of each three year performance measurement cycle.

(b)	The bonuses were actually paid after the end of the fiscal year in which they are reported. Because their payment relates to services rendered in the fiscal year prior to payment, we have consistently reported bonus payments in such prior fiscal year. Certain named executive officers elected to convert all or a portion of their 2006 fiscal year bonuses to shares of time-lapse restricted stock under our LTIP with a conversion date of November 7, 2006, which elections by Messrs. Best, Reddy, Johnson and Gregory are not reflected in the table above. Mr. Best elected to convert 25% of his bonus of $669,300, or $167,325, to shares of restricted stock valued at 150% of the converted amount of the bonus, or $250,988, divided by the mean of the high and low stock price of $31.37 on the NYSE on the conversion date, or 8,001 shares of restricted stock. Mr. Reddy elected to convert 100% of his bonus of $233,800 to a total of 11,179 shares of restricted stock. Mr. Johnson elected to convert 25% of his bonus of $168,700 to a total of 2,017 shares of restricted stock. Mr. Gregory elected to convert 100% of his bonus of $140,000 to a total of 6,694 shares of restricted stock.

(c)	The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the SEC.

(d)	This amount reflects the amount of Company matching contributions made during the 2006 fiscal year to the named executive officer’s account pursuant to our Retirement Savings Plan and Trust (“RSP”) and the amount of premiums paid by the Company during the 2006 fiscal year with respect to the purchase of term life insurance for the benefit of the named executive officer. The amounts paid during the 2006 fiscal year for each named executive officer were as follows: Mr. Best, $8,708 in Company matching contributions made pursuant to the RSP and $2,184 in term life insurance premiums; Mr. Fischer, $8,708 in Company matching contributions made pursuant to the RSP and $2,184 in term life insurance premiums; Mr. Reddy, $8,708 in Company matching contributions made pursuant to the RSP and $2,184 in term life insurance premiums; Mr. Johnson, $7,785 in Company matching contributions made pursuant to the RSP and $1,591 in term life insurance premiums; and Mr. Gregory, $8,708 in Company matching contributions made pursuant to the RSP and $1,757 in term life insurance premiums.

(e)	Mr. Fischer retired from the Company in his position as Senior Vice President, Utility Operations, effective September 30, 2006.

(f)	In connection with his retirement from the Company, Mr. Fischer received relocation benefits, including the reimbursement of moving costs of $33,662, home sales commission and closing costs of $25,308 and federal income tax gross up of $13,508 on federal income taxes payable on the amount of such reimbursed expenses, as well as other relocation benefits of $7,079.

(g)	During the period October 1, 2005 through March 31, 2006, Mr. Johnson served as Vice President, Nonutility Operations and became an executive officer of the Company on April 1, 2006, when he was named Senior Vice President, Non-Utility Operations. Accordingly, no compensation is reportable for Mr. Johnson for the previous two fiscal years.

Option Grants in Last Fiscal Year

During the last fiscal year, no stock options were granted under our LTIP to any of the named executive officers to purchase our common stock nor did any of the named executive officers receive any stock options through the conversion of a portion of their bonuses for the 2006, 2005 or 2004 fiscal years.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

No options were exercised by any of the named officers during the 2006 fiscal year. Accordingly, the following table provides information concerning only the number and value of unexercised options to purchase common stock under our LTIP held by each named executive officer as of the end of the last fiscal year. The options previously granted have a term of ten years and may be exercised as follows: one-third after one year from the date of grant, another one-third after two years from the date of grant and the remaining one-third after three years from the date of grant.

Name	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(a) Exercisable/Unexercisable
Robert W. Best (b)	448,492/-0-	3,061,944/-0-
R. Earl Fischer (c)	44,400/-0-	266,548/-0-
John P. Reddy	108,400/-0-	601,988/-0-
Mark H. Johnson	-0-/-0-	-0-/-0-
Louis P. Gregory (d)	9,965/-0-	71,603/-0-

(a)	Based on a price for our common stock of $28.55 per share, which was the closing trading price on the NYSE on September 29, 2006, the last trading day of our 2006 fiscal year.

(b)	The number of securities underlying unexercised options for Mr. Best reflects his election to convert 25% of each of his bonuses received on November 6, 2001 and November 12, 2002 to options to purchase 62,282 and 48,310 shares, respectively, of common stock.

(c)	In accordance with the provisions of the LTIP and related stock option award agreements, unexercised options to purchase 12,000 shares of common stock will expire on September 30, 2007, one year after the effective date of Mr. Fischer’s retirement, while the remaining unexercised options will expire on September 30, 2009, three years after the effective date of his retirement.

(d)	The number of securities underlying options for Mr. Gregory includes unexercised options to purchase 3,832 shares of common stock remaining from his election to convert 25% of his bonus received on November 12, 2002 to options to purchase a total of 11,497 shares of common stock.

Retirement Plans

Until January 1, 1999, Messrs. Best and Fischer were covered by the Employees’ Retirement Plan of Atmos Energy Corporation (the “Retirement Plan”), a defined benefit pension plan pursuant to which all participants automatically accrued pension credits after completing one year of service with the Company. Since January 1, 1999, commencing with their employment, the executive officers listed in the Summary Compensation Table have been covered by the Company’s Pension Account Plan, which covers substantially all employees of the Company. The executive officers who were employed by the Company on January 1, 1999 had an opening account balance established for them as of January 1, 1999 equal to the then present value of their respective benefits earned under the Retirement Plan as of December 31, 1998. The present value factor was based on average life expectancy, retirement age of 62 and a discount rate of seven percent. The Pension Account Plan credits an allocation to each participant’s account at the end of each year according to a formula based on age, service and eligible compensation.

The Pension Account Plan provides for an additional annual allocation based upon a participant’s age as of January 1, 1999 for those participants who were participants in the Retirement Plan. The Pension Account Plan will credit this additional allocation each year through December 31, 2008. In addition, at the end of each year, a participant’s account will be credited with interest on the participant’s prior year account balance. A special grandfather benefit also applies through December 31, 2008, for participants who were at least age 50 as of January 1, 1999, and who were participants in the Retirement Plan on December 31, 1998. All participants are fully vested in their account balances after five years of eligible service and may choose to receive their account balances in the form of a lump sum or an annuity.

Messrs. Best and Fischer also participate in the Company’s Supplemental Executive Benefits Plan, while Messrs. Reddy, Gregory and Johnson participate in the Company’s Performance-Based Supplemental Executive Benefits Plan (collectively, the “Supplemental Plans”), which provide retirement benefits (as well as supplemental disability and death benefits) to all officers and division presidents of the Company. A participant in the Supplemental Plans who has been an officer or division president for at least two years, has five years of vesting service under the Pension Account Plan, and has attained age 55 is entitled to a supplemental pension in an amount that, when added to his or her pension payable under the Pension Account Plan, equals 60% of his compensation (75% of compensation in the case of Messrs. Best and Fischer), subject to reductions for less than ten years of vesting service and for retirement prior to age 62.

Prior to 2006, the benefit payable from the Company’s Performance-Based Supplemental Executive Benefits Plan upon an executive’s retirement was a variable amount that, when added to his or her pension payable under the Pension Account Plan, ranged from 50% to 100% of his or her compensation depending on the Company’s performance relative to an industry peer group. In 2006, the plan was amended to eliminate the variable aspect of the plan and reset the target benefit amount to a fixed percentage of compensation. The benefit payable from the Company’s Performance-Based Supplemental Executive Benefits Plan is an amount that, when added to his or her pension payable under the Pension Account Plan, equals a fixed 60% of his or her compensation. This amendment affected the supplemental pension benefit of Messrs. Reddy, Gregory and Johnson and other participants in the plan, but had no effect on the supplemental pension benefit of Messrs. Best and Fischer.

The following tables illustrate the estimated combined annual benefits payable under the Pension Account Plan and the Supplemental Plans upon retirement at age 62 or later to persons in specified compensation categories and years-of-service classifications as determined in such person’s last year of employment. In the tables below, the total amount payable to participants under the Supplemental Executive Benefits Plan equals 75% of the total compensation at retirement, and the total amount payable to participants under the Performance-Based Supplemental Executive Benefits Plan equals 60% of compensation at retirement. The benefit amounts payable in the Pension Plan tables are not subject to any reduction for Social Security or any other offset amounts and are computed based upon payment as a joint and 50% survivor annuity.

PENSION PLAN TABLES

Supplemental Executive Benefits Plan

	Years of Service
Compensation	15	20	25	30	35
500,000	375,000	375,000	375,000	375,000	375,000
600,000	450,000	450,000	450,000	450,000	450,000
700,000	525,000	525,000	525,000	525,000	525,000
800,000	600,000	600,000	600,000	600,000	600,000
900,000	675,000	675,000	675,000	675,000	675,000
1,000,000	750,000	750,000	750,000	750,000	750,000
1,100,000	825,000	825,000	825,000	825,000	825,000
1,200,000	900,000	900,000	900,000	900,000	900,000
1,300,000	975,000	975,000	975,000	975,000	975,000
1,400,000	1,050,000	1,050,000	1,050,000	1,050,000	1,050,000
1,500,000	1,125,000	1,125,000	1,125,000	1,125,000	1,125,000
1,600,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
1,700,000	1,275,000	1,275,000	1,275,000	1,275,000	1,275,000
1,800,000	1,350,000	1,350,000	1,350,000	1,350,000	1,350,000

Performance-Based Supplemental Executive Benefits Plan

	Years of Service
Compensation	15	20	25	30	35
300,000	180,000	180,000	180,000	180,000	180,000
350,000	210,000	210,000	210,000	210,000	210,000
400,000	240,000	240,000	240,000	240,000	240,000
450,000	270,000	270,000	270,000	270,000	270,000
500,000	300,000	300,000	300,000	300,000	300,000
600,000	360,000	360,000	360,000	360,000	360,000
700,000	420,000	420,000	420,000	420,000	420,000
800,000	480,000	480,000	480,000	480,000	480,000
900,000	540,000	540,000	540,000	540,000	540,000
1,000,000	600,000	600,000	600,000	600,000	600,000

The Pension Account Plan includes W-2 earnings, 401(k) deferrals and Code Section 125 (“cafeteria plan”) reductions while it excludes incentive pay and expense reimbursements (pay is subject to the maximum covered compensation limit of $220,000 as of January 1, 2006 established by the Code for qualified plans). The Supplemental Plans cover compensation, including amounts payable under the Pension Account Plan, in an amount equal to the sum of (a) the greater of the participant’s annual base salary at the date of termination of employment or the average of the participant’s annual base salary for the highest of three calendar years (whether or not consecutive) of employment with the Company; and (b) the greater of the amount of the participant’s last award under any of the Company’s annual performance bonus or incentive plans or the average of the participant’s highest three performance awards under such plans (whether or not consecutive). The amount of current compensation covered by the Supplemental Plans as of the end of the 2006 fiscal year for each of the executive officers listed in the Summary Compensation Table is as follows: Robert W. Best, $1,433,130; R. Earl Fischer, $621,925; John P. Reddy, $621,925; Mark H. Johnson, $448,700; and Louis P. Gregory, $424,108. Each of such executive officers has the following approximate number of years of credited service under the retirement plans: Mr. Best, nine years; Mr. Fischer, 44 years; Mr. Reddy, eight years; Mr. Johnson, one year; and Mr. Gregory, six years.

Each of the executive officers listed in the Summary Compensation Table has also entered into a Participation Agreement with the Company as required by the Supplemental Plans. Each of the Supplemental Plans provides that the accrued benefits, as calculated pursuant to the plan, of each participant will vest if: (a) the plan is terminated by the Company; (b) the plan is amended by the Company, resulting in a decrease in the benefits otherwise payable to the participant; (c) the participant’s employment is terminated by the Company for any reason other than “cause”; (d) the participant’s participation in the plan is terminated by the Company for any reason other than “cause” prior to the participant’s termination of employment; (e) within any time during the three-year period following a “change of control” of the Company (as such term is defined in the plan), (i) the participant’s employment is terminated involuntarily by the Company for any reason other than “cause”; or (ii) the participant is demoted or reassigned to a position that would cause him to cease to be eligible for participation in the plan; or (f) in anticipation of a “change in control” (whether or not a “change in control” ever occurs), (i) the participant’s employment is terminated involuntarily by the Company for any reason other than “cause” at the request of a party to a pending transaction that would constitute a “change in control”, if and when the transaction were consummated, or (ii) the participant’s participation in the plan is terminated for any reason other than “cause” prior to the participant’s termination of employment. The approval by the shareholders on November 12, 1996 of the Company’s merger with United Cities Gas Company constituted a “change in control” as defined in the Supplemental Executive Benefits Plan, and as a result, Mr. Fischer, who was a participant in such plan as of November 12, 1996, is entitled to receive unreduced supplemental pension benefits. The Participation Agreements set forth the specific rights of the participants to their accrued benefits upon the occurrence of the events described above and constitute enforceable contracts separate from the provisions of the Supplemental Plans.

Employment Severance Compensation Agreements and Change-in-Control Arrangements.    The Company has entered into severance agreements with each of the executive officers named in the Summary Compensation Table to provide certain severance benefits for them in the event of the termination of their employment within three years following a “change in control” (as defined in the agreements) of the Company. Under each of the severance agreements and plans described below, a “change in control” of the Company is deemed to occur if, among other things, the shareholders of the Company approve a merger or other similar transaction, whereby the shareholders prior to the transaction will not own at least 60% of the voting power of the Company after the transaction.

The severance agreement for each such executive officer provides that the Company will pay such executive officer a lump sum severance payment equal to 2.5 times such executive officer’s total compensation, comprised of the annual base salary and “Average Bonus,” as such term is defined in the agreement. However, if an executive officer is terminated by the Company for “cause” (as defined in the agreement), or his employment is terminated by retirement, death, or disability, the Company is not obligated to pay such officer the lump sum severance payment. Further, if an executive officer voluntarily terminates his employment except for “constructive termination” (as defined in the agreement), the Company is not obligated to pay such officer the lump sum severance payment. If the total of such lump sum severance payment plus all other payments, distributions or benefits of any type made to or on behalf of the executive officer results in the imposition of the excise tax imposed by Section 4999 of the Code, the lump sum severance payment will be increased in an amount required for the executive officer to pay any such excise taxes or any resulting income or other taxes due the Internal Revenue Service. In addition, such executive officer will be entitled to all rights and benefits, if any, provided under any other plan or agreement between him and the Company.

Human Resources Committee Interlocks and Insider Participation.    The members of the Human Resources Committee during the last fiscal year were Messrs. Bain, Busbee, Garland, Gordon, Koonce and Nichol. None of such persons was, during the 2006 fiscal year, or previously, an officer or employee of the Company or any of our subsidiaries, other than Mr. Koonce, who was formerly Chairman, President and Chief Executive Officer of United Cities Gas Company from May 1996 until its merger with the Company in July 1997. There were no interlocking relationships between any executive officer of the Company and any other corporation during the 2006 fiscal year.

Human Resources Committee Report on Executive Compensation

THE ROLE OF THE COMMITTEE.    The Human Resources Committee (the “Committee”) of the Board of Directors is charged with the responsibility of providing oversight and direction with respect to the compensation programs and employee benefit plans of the Company. All members of the Committee are independent under applicable NYSE standards. Specific duties and responsibilities of the Committee include:

•	Establishment and oversight of the Company’s executive compensation policy and strategy.

•	Review and approval of corporate goals and objectives relevant to the compensation of the CEO, evaluation of the CEO’s performance in light of those goals and objectives and either as a Committee or together with the other independent members of the Board of Directors, determination and approval of the CEO’s compensation based upon the results of such evaluation.

•	Development of recommendations to the Board of Directors regarding the compensation of the Company’s officers.

•	Development of recommendations to the Board of Directors regarding performance targets and criteria underlying the Company’s various incentive compensation plans and approval of such targets and criteria with respect to the Company’s incentive compensation plans subject to Section 162(m) of the Code.

•	Interaction with outside advisors and consultants regarding the Company’s current compensation and benefit plans as well as periodic assessments of the competitive marketplace, emerging trends and legislative developments, and best practices employed by other corporations.

•	Monitoring of regulations and developments regarding proper corporate governance policies and procedures pertaining to executive compensation as promulgated by the SEC, the NYSE, and other regulatory authorities.

•	Maintaining a written charter delineating the formal duties and responsibilities of the Committee and conducting an annual self-evaluation of the Committee’s performance.

•	Review and determination, for recommendation to the Board of Directors, of the Company’s program for providing compensation to non-employee directors.

•	Providing assurance that the Company’s compensation program for the CEO and other officers is aligned with the Company’s overall business strategy and focuses upon the creation of value for the Company’s shareholders.

This report has been prepared by the Committee immediately following the meeting of the Committee on October 10, 2006, at which time the Committee determined to whom to pay and the amount of respective bonus awards earned for the most recent performance year, established new incentive targets and performance measures for the 2007 performance year, reviewed salary recommendations for all officers and division presidents and conducted other business consistent with the Committee’s charter.

COMPENSATION STRATEGY.    The Company’s approach to compensation for its employees is based upon the tenets of “total rewards.” Total rewards is a comprehensive approach to compensation and benefits that emphasizes the importance of the entire rewards package of the Company: base salary, incentive compensation, employee benefits, training and development opportunities and the Company’s work environment.

Consistent with the total rewards approach for employees, the Company’s compensation program for executives is founded upon the same underlying tenets of total reward opportunities. The Company’s executive compensation strategy is founded upon the following guiding principles:

•	The Company’s executive compensation strategy should be aligned with the Company’s overall business strategy of focusing upon growth opportunities in both regulated and nonregulated business sectors, seeking ongoing improvements in operating efficiencies and service levels and preparing for a more competitive environment in a consolidating industry.

•	Overall pay targets should reflect the Company’s intent to pay executive base salaries at the 50th percentile of the competitive market practice with targeted total cash and targeted total direct compensation to be paid at the 50th percentile of competitive market practice if established performance targets are reached.

•	Key executives who are charged with the responsibility for establishing and executing the Company’s business strategy should have incentive compensation opportunities that are aligned with the creation of shareholder value and include significant upside potential with commensurate downside risk.

•	The incentive compensation plans of the Company, to the extent that it is practical and consistent with the overall corporate business strategy, should comply with Section 162(m) of the Code so that the Company can take the full tax deduction for executive compensation.

•	Stock ownership is an important component for ensuring that executives’ interests are aligned with shareholders.

•	To facilitate stock ownership for executives, the Company should provide stock-based incentive vehicles that focus on shareholder value creation.

•	The Company’s compensation strategy should continue to place a greater emphasis upon stock-based incentives and related long-term incentive opportunities, with limited emphasis upon special benefits and perquisites. For example, when the Company implemented the total rewards approach to its executive compensation program in 1998, the Company elected to eliminate a number of executive benefits and perquisites such as automobile allowances, supplemental executive medical benefits and club memberships and shift its compensation focus more to direct compensation tied to Company performance.

COMPENSATION STRATEGY FOR ATMOS ENERGY HOLDINGS, INC.    In addition to its core gas distribution services business, the Company is engaged in energy marketing and trading through its wholly-owned subsidiary, Atmos Energy Holdings, Inc. (“AEH”). AEH participates in the nonregulated business sector of gas marketing and trading and competes with both utility and non-utility organizations. The compensation strategy of AEH employees follows many of the basic principles of the Atmos Energy corporate approach to executive and employee compensation, but the AEH compensation plan also reflects certain competitive practices more directly related to gas marketing and trading. In recent years, the Company’s management has taken steps to bring the compensation plan of AEH closer to the Atmos Energy corporate program. However, differences in compensation strategy between AEH and the Atmos Energy corporate program continue to exist in such areas as the retirement plan approach, base salary target levels, annual incentive opportunities and selected other benefit plans. It should be noted that the AEH compensation strategy applies only to the marketers, traders and administrative support personnel affiliated with AEH; the president of AEH participates in the same corporate executive compensation program of Atmos Energy as the other named executive officers.

STRATEGY FOR NON-EMPLOYEE DIRECTOR COMPENSATION.    For the past several years, the Committee has worked with a global management consulting firm with expertise in executive compensation regarding the determination of competitive pay levels and compensation plans for the Company’s non-employee director compensation program. The Company’s objectives have been to provide director compensation plans that assist in attracting and retaining qualified individuals to serve on the Company’s Board of Directors while addressing appropriate forms of compensation that align directors’ interests with the interests of all our shareholders.

At the June 6, 2006 meeting of the Committee, the executive compensation consulting firm provided a competitive analysis of the compensation program elements and pay levels offered by a peer group of 13 gas utility and energy services companies. The competitive analysis provided a detailed review of annual retainer, meeting fees for both Board and committee meeting attendance, supplemental compensation for serving as the chairperson of a committee and stock-based compensation vehicles.

ASSESSMENT OF COMPETITIVE PRACTICES.    The Committee regularly evaluates competitive compensation data provided by executive compensation consultants to ensure that the Company’s pay policy and practices are aligned with the competitive marketplace. Over the course of the past 12 months, the Committee reviewed on two occasions competitive compensation levels from numerous survey sources and analyses provided by the executive compensation consulting firm retained by the Committee. These sources of competitive compensation data included:

•	A review of the total direct compensation of the five highest paid executives for a select peer group of 13 gas utility and energy services companies that have annual revenues and market capitalizations comparable to the Company.

•	Published survey data of the utility industry provided by the Executive Compensation Service and the American Gas Association.

•	Published and private survey data of both the utility industry and general industry provided by the Committee’s executive compensation consulting firm.

•	A private survey of the energy marketing and trading sector in which the Company participates.

These survey sources provide a comprehensive review of national compensation practices as well as selected companies that compete in specific geographic markets in which the Company participates. The organizations participating in these surveys are different than some of the companies that appear in the performance graph displayed below. Specific job comparisons and access to market data for companies included in the performance graph were not readily available to the Committee.

For the most recently completed fiscal year, the Company’s executive compensation program was comprised of base salary, annual incentive compensation and long-term incentive compensation in the form of performance-based restricted share units and time-lapse restricted shares. The following paragraphs discuss each of these program components. It should be noted that the following program descriptions pertain to the five named executive officers in this proxy statement and do not discuss compensation plans solely applicable to the marketing and trading function.

BASE SALARY.    All positions in the Company, including executive positions, have been assigned to formal salary grades and ranges. Positions are compared on the basis of job content to similar positions in companies of comparable revenue size and market capitalization to the Company. Salary ranges for all positions are reviewed on an annual basis, and proposed salary ranges are presented to the Committee for its review and consideration each year in October. The midpoint of each salary range is designed to approximate the 50th percentile of base salaries of comparable companies in the marketplace, as defined above.

The base salary for an individual executive may be more than or less than the salary range midpoint based upon the individual’s performance and his or her level of experience in the position. In determining appropriate salary levels, the Committee also considers current economic conditions and national and industry trends in executive compensation.

Each year, the Chief Executive Officer and senior officers of the Company provide the Committee with an oral presentation discussing the performance and contributions of each executive. The Company uses a performance evaluation process that considers individual goals and areas of accountability. The individual executive’s salary increase is based upon his performance rating and the overall salary increase budget and guidelines established by the Company for the fiscal year.

ANNUAL INCENTIVE COMPENSATION.    The Company’s corporate officers, division presidents and other key employees participate in the Annual Incentive Plan for Management (the “Incentive Plan”). The Incentive Plan, which has been designed to comply with Section 162(m) of the Internal Revenue Code, considers the Company’s ability to attain a return on equity financial goal that is expressed to participants as a target level of earnings per share (“EPS”). Each participant in the plan has a stated target annual incentive award opportunity stated as a percentage of base salary, with such target opportunities ranging from 20 percent to 80 percent of the participant’s respective base salary. Awards pursuant to the Incentive Plan are typically paid in cash. However, subject to the terms of the Plan and the approval of the Committee, the participant may make a voluntary election to convert his award to Company bonus stock or restricted shares. Such voluntary elections must be made by a participant prior to the beginning of the Performance Period as defined in the Incentive Plan.

For the 2006 fiscal year, the Company exceeded the financial performance target for purposes of funding the Incentive Plan. As such, incentive awards were earned and paid to the Company’s employees for performance, including the five named executive officers. In funding the Incentive Plan, the Company achieved a level of earnings per share that was between the target and maximum level of performance for purposes of the plan’s measurement.

LONG-TERM INCENTIVE COMPENSATION.    In 2006, the Company continued to use its most recent approach to stock-based incentive compensation by using time-lapse restricted shares and performance-based restricted stock units exclusively. The performance criteria for the earning of the performance-based restricted stock units was the Company’s three-year cumulative earnings per share performance compared to the Company’s strategic earnings per share target for the comparable period. Each of the five named executive officers received fiscal year 2006 long-term grants pursuant to this long-term award strategy.

The Company has adopted share ownership guidelines for officers and division presidents; the guidelines are voluntary and should be achieved by each officer over the course of five years. The Committee strongly advocates executive share ownership as a means by which to better align executive interests with those of all shareholders and monitors compliance with the ownership guidelines each year. The Chief Executive Officer has a guideline to reach a share ownership position of five times his base salary over the course of the five years. Other executives have share ownership guidelines ranging from 1.5 to 2.5 times base salary.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.    The Committee has awarded Mr. Robert W. Best, Chairman of the Board, President, and Chief Executive Officer of the Company, a base salary of $800,000 for 2007. The increase in base salary awarded to Mr. Best by the Committee is in recognition of both the Company and individual performance achieved in 2006, including Mr. Best’s key role in the Company’s achievement of EPS performance, which exceeded its expected level of performance, as well as Mr. Best’s leadership in positioning the Company for sustained future growth in its industry sectors.

Mr. Best earned an incentive award of $669,300 under the Incentive Plan for the 2006 fiscal year because of the Company’s attainment of certain performance criteria as established for the Incentive Plan. Mr. Best’s individual award was determined to be 87.62 percent of base salary, which is between the target and maximum levels of performance. In addition, Mr. Best received a grant of 26,000 time-lapse restricted shares and 29,000 performance-based restricted stock units during the 2006 fiscal year. These restricted share and share unit grants awarded to Mr. Best were in recognition of Mr. Best’s contributions to the overall performance and success of the Company during the 2006 fiscal year.

COMPLIANCE WITH SECTION 162(m).    The Board of Directors has elected to comply with Section 162(m) of the Code. The Company’s decision to comply means that the Company should maintain close to 100 percent tax deductibility for performance-based compensation paid to the named executive officers. As discussed above, in 2006, the Company elected to grant a portion of each named executive officer’s long-term incentive compensation in the form of time-lapse restricted shares. These grants will not qualify as performance-based awards pursuant to Section 162(m). However, these grants comprise only a portion of each named executive officer’s total compensation opportunity, and the Company believes it should be able to maintain close to full deductibility for all compensation paid to such executives in future years. All actions taken by the Committee with respect to the compensation of the named executive officers have been taken by each of those members who constitute a “non-employee director” as defined in Section 162(m).

Respectfully submitted by the Members of the Human Resources Committee of the Board of Directors,

Gene C. Koonce, Chairman

Travis W. Bain II

Dan Busbee

Thomas J. Garland

Richard K. Gordon

Phillip E. Nichol

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes our equity compensation under all of our equity compensation plans as of September 30, 2006:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Long-Term Incentive Plan	1,017,152	$22.57	731,745
Long-Term Stock Plan for the Mid-States Division	—	—	168,550	(1)

Total equity compensation plans approved by security holders	1,017,152	22.57	900,295
Equity compensation plans not approved by security holders	—	—	—

Total	1,017,152	$22.57	900,295

(1)	The Company registered with the SEC on July 29, 1997 a total of 250,000 shares under the Long-Term Stock Plan for the United Cities Gas Company Division (now known as the Mid-States Division) to fulfill its obligations to former employees of United Cities in connection with the Company’s merger with United Cities on July 29, 1997. Since that date, the Company has not issued and will not issue any securities under this plan, with the final remaining outstanding option granted under the plan being exercised during the 2006 fiscal year. The Company is in the process of settling all remaining administrative matters relating to the termination of the plan, including removing all remaining securities under the plan from registration with the SEC.

Performance Graph

The graph and table below compares the yearly percentage change in our total return to shareholders for the last five fiscal years with the total return of the Standard and Poor’s 500 Stock Index and the cumulative total return of a customized peer company group, the Comparison Company Index, which is comprised of utility companies with similar revenues, market capitalizations and asset bases to that of the Company. The graph and table below assume that $100.00 was invested on September 30, 2001 in our common stock, the S&P 500 Index and in the common stock of the companies in the Comparison Company Index, as well as a reinvestment of dividends paid on such investments throughout the period.

Comparison of Five-Year Cumulative Total Return*

among Atmos Energy Corporation, S&P 500 Index

and Comparison Company Index

	Cumulative Total Return
	9/30/01	9/30/02	9/30/03	9/30/04	9/30/05	9/30/06
Atmos Energy Corporation	100.00	105.02	123.13	136.09	159.67	169.06
S & P 500 Index	100.00	79.51	98.91	112.63	126.43	140.08
Comparison Company Index	100.00	80.33	95.84	114.93	151.46	152.62

The Comparison Company Index contains a hybrid group of utility companies, primarily natural gas distribution companies, recommended by a global management consulting firm and approved by the Board of Directors. The companies included in the index are AGL Resources Inc., CenterPoint Energy Resources Corporation, CMS Energy Corporation, Equitable Resources, Inc., KeySpan Corporation, Nicor Inc., NiSource Inc., ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Company, Inc., Questar Corporation, Vectren Corporation and WGL Holdings, Inc. Cinergy Corp. is no longer included in the index since it was acquired by Duke Energy Corporation in April 2006.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee (the “Committee”) is composed of five directors who are independent directors as required by and in compliance with all applicable listing standards of the NYSE as well as all applicable rules and regulations of the SEC. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its detailed responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. A copy of the charter is available on the Corporate Governance page of the Company’s Web site at www.atmosenergy.com.

The primary purpose of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including systems of internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm, is responsible for (i) expressing an opinion, based on its audit, as to the conformity of the audited financial statements with generally accepted accounting principles and (ii) expressing an opinion, based on its audit, on both management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Company’s 2006 Annual Report on Form 10-K with both management and Ernst & Young LLP, which included a discussion of the critical accounting policies and practices used by the Company, and alternative treatments of financial information within generally accepted accounting principles, if any, and their effects, including the treatments preferred by the independent registered public accounting firm, if applicable. In addition, the Committee reviewed all other material communications between the Company and the independent registered public accounting firm.

Management has represented to the Committee that the Company’s internal control over financial reporting is effective. The Committee then reviewed and discussed management’s assessment with management and Ernst & Young LLP. In addition, the Committee discussed with Ernst & Young LLP its report on the Company’s internal control over financial reporting as well as the matters required to be discussed under generally accepted auditing standards, including those matters set forth in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, the Committee has received and reviewed the written disclosures and letter from Ernst & Young LLP, which are required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP the firm’s independence, as well as those disclosures related to the independence of the Company’s independent registered public accounting firm required by the provisions of the Sarbanes-Oxley Act of 2002 and related rules and regulations of the SEC. The Committee has also considered the fees paid to Ernst & Young LLP during the last fiscal year for audit and non-audit services, which are set forth below and has determined that the non-audit services provided are compatible with the firm’s independence and are in compliance with applicable law.

The Committee has also discussed with KPMG LLP, the Company’s internal audit firm, and Ernst & Young LLP, the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the Company’s internal control over financial reporting, as well as the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (which the Board has approved) that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the SEC. The Committee has also selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

Respectfully submitted by the Members of the Audit Committee of the Board of Directors,

Dan Busbee, Chairman

Travis W. Bain II

Richard W. Cardin

Dr. Thomas C. Meredith

Nancy K. Quinn

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a pre-approval policy relating to the provision of both audit and non-audit services by our independent registered public accounting firm, Ernst & Young LLP. Our Audit Committee Pre-Approval Policy provides for the pre-approval of audit, audit-related, tax and other services specifically described in appendices to the policy on an annual basis. Such services are pre-approved up to a specified fee limit. All other permitted services, as well as proposed services exceeding the pre-approved fee limit, must be separately pre-approved by the Audit Committee. Requests for services that require separate approval by the Audit Committee must be submitted to the Audit Committee by both our Chief Financial Officer and the independent auditor and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee did not delegate any such pre-approval authority in the 2006 fiscal year. The Audit Committee pre-approved all of the audit, audit-related and tax fees for services performed by Ernst & Young LLP in fiscal 2006, as described below, in accordance with such pre-approval policy. The Audit Committee further concluded that the provision of these services by Ernst & Young LLP was compatible with maintaining its independence. The Audit Committee Pre-Approval Policy is available on the Corporate Governance page of our Web site at www.atmosenergy.com.

Audit and Related Fees

Fees for professional services provided by our independent registered public accounting firm, Ernst & Young LLP, in each of the last two fiscal years, in each of the following categories are:

	September 30
	2006	2005
	(In thousands)
Audit Fees	$2,523	$2,891
Audit-Related Fees	67	242
Tax Fees	166	151
All Other Fees	—	—

Total Fees	$2,756	$3,284

Audit Fees.    Fees for audit services include fees associated with the annual audit, the audit of management’s assessment of internal control over financial reporting, the assessment by the firm of our design and operating effectiveness of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, comfort letters and consents related to debt and equity offerings.

Audit-Related Fees.    Audit-related fees principally include fees relating to employee benefit plan audits and accounting consultations.

Tax Fees.    Tax fees include fees relating to reviews of tax returns, tax consulting and assistance with sales and use tax filings.

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP to continue as our independent registered public accounting firm for the fiscal year ending September 30, 2007. The firm of Ernst & Young LLP and its predecessors have been our independent registered public accounting firm since our incorporation in 1983. It is expected that representatives of Ernst & Young LLP will be present at the annual meeting. The representatives of Ernst & Young LLP will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

OTHER MATTERS

Householding

When shareholders with multiple accounts reside at the same address, or multiple shareholders reside at the same address, we send a single Summary Annual Report, Annual Report on Form 10-K and proxy statement to that address unless we received instructions to the contrary. Each shareholder, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive separate copies of the Summary Annual Report, Annual Report on Form 10-K and proxy statement now or in the future, or to discontinue householding entirely, you may call our transfer agent, American Stock Transfer & Trust Company at 1-800-PROXIES (1-800-776-9437), or provide written instructions to American Stock Transfer & Trust Company, at 59 Maiden Lane, New York, NY 10273-0923. If you receive multiple copies of the Summary Annual Report, Annual Report on Form 10-K and proxy statement, you may call or write our transfer agent to request householding. If your shares are held through a bank, broker or other record holder in street name, you may receive only one copy of proxy materials, unless you have submitted contrary instructions to the bank, brokers or other record holder.

Other Business

We know of no other business that may come before the annual meeting. However, if any other matters are properly brought before the meeting by the management or any shareholder, it is the intention of each person named in the accompanying proxy to vote such proxy in accordance with his judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

Shareholder Proposals

In the event a shareholder intends to present a proposal at our annual meeting of shareholders on February 7, 2007, he or she must be a shareholder of record on the record date, December 11, 2006, who shall continue to be entitled to vote at the annual meeting and who mails a notice of such proposal so that it is received by the Corporate Secretary at our principal executive offices by January 20, 2007. In the event a shareholder intends to present a proposal at our 2008 annual meeting of shareholders, in order for such proposal to be included in our proxy statement relating to such meeting, it must be received by the Corporate Secretary at our principal executive offices no later than August 28, 2007, and it must be prepared according to applicable law, as determined by the Company.

By Order of the Board of Directors,

Dwala Kuhn
Corporate Secretary

Dallas, Texas

December 26, 2006

APPENDIX A

ATMOS ENERGY CORPORATION

1998 LONG-TERM INCENTIVE PLAN

(as amended and restated November 9, 2006)

The Atmos Energy Corporation 1998 Long-Term Incentive Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Atmos Energy Corporation, a Texas and Virginia corporation (hereinafter called the “Company”) on August 12, 1998 to be effective October 1, 1998, and was approved by the Company’s shareholders on February 10, 1999. An amendment to the Plan was approved by the Board of Directors on August 8, 2001, which amendment was approved by the Company’s shareholders on February 13, 2002. The Plan was further amended by the Board of Directors on November 7, 2006, which amendment will be submitted to the Company’s shareholders for approval at our annual meeting on February 7, 2007.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of able persons as employees of the Company and its Subsidiaries and as Non-employee Directors (as herein defined), to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock and to motivate employees and Non-employee Directors using performance-related incentives linked to longer-range performance goals and the interests of the Company’s shareholders, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means through which the Company may attract able persons as employees and Non-employee Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee. Further, any Awards granted under the Plan to a Non-employee Director shall be solely to compensate said Director for his services to the Company as a Non-employee Director.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Bonus Stock or other Stock Unit Award whether granted singly, in combination or in tandem (each individually referred to herein as an “Incentive”). “Award” also means any Incentive to which an award under the Management Incentive Plan is made or converted.

2.2 “Award Agreement” means a written agreement between a Participant and the Company, which sets out the terms of the grant of an Award.

2.3 “Award Period” means the period during which one or more Incentives granted under an Award may be exercised or earned.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus Stock” means an Award granted pursuant to Section 6.8 of the Plan expressed as a share of Common Stock which may or may not be subject to restrictions.

2.6 (a) “Change in Control” of the Company shall be deemed to have occurred if:

(i) Any “Person” (as defined in Section 2.6(b)(i) below), other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Section 2.6(b)(ii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company’s then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (iii)(A) below.

(ii) During any period of two consecutive years (the “Period”), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any “new director” (as defined in Section 2.6(b)(iii) below) cease for any reason to constitute a majority of the Board of Directors.

(iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

(A) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(B) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company’s then outstanding securities;

(iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(b) Definitions.    For purposes of Section 2.6(a) above,

(i) “Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act as modified and used in Sections 13(d) and 14(d) of the 1934 Act.

(ii) “Beneficial owner” shall have the meaning provided in Rule 13d-3 under the 1934 Act.

(iii) “New director” shall mean an individual whose election by the Company’s Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the

Period or whose election or nomination for election was previously so approved or recommended. However, “new director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

(iv) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

2.7 “Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

2.8 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.9 “Common Stock” means the common stock, with no par value (stated value of $.005 per share), which the Company is currently authorized to issue or may in the future be authorized to issue.

2.10 “Company” means Atmos Energy Corporation, a Texas and Virginia corporation, and any successor entity.

2.11 “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes will have remuneration in excess of $1,000,000 for the Performance Period, as provided in Section 162(m) of the Code.

2.12 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.13 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.14 “Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

2.15 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.16 “Management Incentive Plan” means the Atmos Energy Corporation Annual Incentive Plan for Management, as amended from time to time.

2.17 “Non-employee Director” means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

2.18 “Non-qualified Stock Option” or “NQSO” means a non-qualified stock option, granted pursuant to this Plan.

2.19 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.20 “Participant” shall mean an Employee or Non-employee Director to whom an Award is granted under this Plan.

2.21 “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

2.22 “Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

2.23 “Performance Period” means the time period designated by the Committee during which performance goals must be met.

2.24 “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the value of Common Stock in a manner deemed appropriate by the Committee and described in the Agreement.

2.25 “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Award Agreement.

2.26 “Plan” means The Atmos Energy Corporation 1998 Long-Term Incentive Plan, as amended from time to time.

2.27 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.28 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.29 “Restricted Stock Unit” means a fixed or variable dollar denominated right to acquire Common Stock, which may or may not be subject to restrictions, contingently awarded under Section 6.4 of the Plan.

2.30 “Retirement” means any Termination of Service solely due to retirement upon attainment of age 65, or permitted early retirement as determined by the Committee.

2.31 “SAR” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

2.32 “SAR Price” means the Fair Market Value of each share of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

2.33 “Stock Option” means a Non-qualified Stock Option or an Incentive Stock Option.

2.34 “Stock Unit Award” means awards of Common Stock or other awards pursuant to Section 6.9 hereof that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other securities of the Company.

2.35 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.36 “Termination of Service” occurs when a Participant who is an Employee or Non-employee Director shall cease to serve as an Employee or Non-employee Director for any reason.

2.37 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under The Atmos Energy Corporation Group Long-Term Disability Plan as in effect from time to time; or, if such Plan is not then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

ARTICLE 3

ADMINISTRATION

The Plan shall be administered by the Human Resources Committee of the Board (the “Committee”) unless otherwise determined by the Board. If said Human Resources Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

All actions to be taken by the Committee under this Plan, insofar as such actions affect compliance with Section 162(m) of the Code, shall be limited to those members of the Board who are Non-employee Directors and who are “outside directors” under Section 162(m). The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer) and any Non-employee Director is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee or any Non-employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees or Non-employee Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees and Non-employee Directors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN

Subject to adjustment as provided in Articles 14 and 15, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) 6,500,000 shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, cancelled or rescinded, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised.

Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

ARTICLE 6

GRANT OF AWARDS

6.1 In General.    The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

6.2 Maximum ISO Grants.    The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan, which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option. The Committee may not grant Incentive Stock Options to Non-employee Directors.

6.3 Maximum Individual Grants.    No Participant may receive during any fiscal year of the Company Awards of Stock Options and SARs covering an aggregate of more than five hundred thousand (500,000) shares of Common Stock.

6.4 Restricted Stock/Restricted Stock Units.    If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

(a) Legend on Shares.    Each Participant who is awarded Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 18.12 of the Plan. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.

(b) Restrictions and Conditions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock and/or Restricted Stock Units. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock and/or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in subparagraph (i) above, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii) The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock and/or Restricted Stock Units, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable Performance Measurements, as may be determined by the Committee in its sole discretion.

(iv) Subject to the provisions of the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock and/or Restricted Stock Units shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock and/or Restricted Stock Units, the Company shall, as soon as practicable after the event causing forfeiture (but in any event within 5 business days), pay to the Participant, in cash, an amount equal to the total consideration paid by the Participant for such forfeited shares and/or units. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5 SAR.    An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

6.6 Tandem Awards.    The Committee may grant two or more Incentives in one Award in the form of a “tandem award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

6.7 Performance Based Awards.

(a) Grant of Performance Awards.    The Committee may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the related Award Agreement. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company thereof (except for applicable tax withholding) other than the rendering of services.

(b) Value of Performance Awards.    The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the value of the Performance Unit or Performance Share to the Participant.

(c) Form of Payment.    Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, shares of Common Stock, or a combination thereof as determined by the Committee.

6.8 Bonus Stock.    The Committee may award shares of Bonus Stock to Participants under the Plan without cash consideration. The Committee shall determine and indicate in the related Award Agreement whether such shares of Bonus Stock awarded under the Plan shall be unencumbered of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section 6.7 hereof. In the event the Committee assigns any restrictions on the shares of Bonus Stock awarded under the Plan, then such shares shall be subject to at least the following restrictions:

(a) No shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such shares are subject to restrictions which have not lapsed or have not been vested.

(b) If any condition of vesting of the shares of Bonus Stock are not met, all such shares subject to such vesting shall be delivered to the Company (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

6.9 Other Stock Based Awards.

(a) Grant of Other Stock Based Awards.    The Committee may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 6.9 or as an Award granted pursuant to the other provisions of this Article 6, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. The Committee shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) of the Award and shall set forth those rules in the related Award Agreement.

(b) Rules.    The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(i) Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3 under the 1934 Act, a Participant’s rights with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date. To the extent a Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3 under the 1934 Act, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by laws of descent and distribution. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(iii) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Stock Unit Awards.

(iv) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

(v) The Committee as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of Award.

ARTICLE 7

OPTION PRICE; SAR PRICE

The Option Price for any share of Common Stock which may be purchased under a Stock Option and the SAR Price for any share of Common Stock subject to an SAR shall be at least One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

ARTICLE 8

AWARD PERIOD; VESTING

8.1 Award Period.    Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this Article 8 and Article 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

8.2 Vesting.    The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.

ARTICLE 9

TERMINATION OF SERVICE

In the event of Termination of Service of a Participant, an Incentive may only be exercised as determined by the Committee and provided in the Award Agreement.

ARTICLE 10

EXERCISE OF INCENTIVE

10.1 In General.    A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

(a) Stock Options.    Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so submitted.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.

(b) SARs.    Subject to the conditions of this Section 10.1(b) and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

10.2 Disqualifying Disposition of ISO.    If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 11

SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 11 in addition to the requirements of Sections 6.4, 6.7, 6.8 and 6.9 above. Should conditions set forth under this Section 11 conflict with the requirements of Sections 6.4, 6.7, 6.8 and 6.9, the conditions of this Section 11 shall prevail.

(a) All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

(b) The Performance Goals relating to Covered Participants for a Performance Period shall be established by the Committee in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(i) Total shareholder return;

(ii) Return on assets, equity, capital, or investment;

(iii) Pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income;

(iv) Cash flow and cash flow return on investment;

(v) Economic value added and economic profit;

(vi) Growth in earnings per share;

(vii) Levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense; or

(viii) Measures of customer satisfaction and customer service as surveyed from time to time, including the relative improvement therein.

(c) The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder.

(d) The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m) of the Code.

(e) The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(f) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

(g) The maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 6.4, 6.7, 6.8 and 6.9 for any Performance Period shall be (i) if in cash, One Million Dollars ($1,000,000.00) and (ii) if in shares of Common Stock, five hundred thousand (500,000) shares.

(h) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 11.

ARTICLE 12

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 12, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 12 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 13

EFFECTIVE DATE AND TERM

The Plan shall be effective as set forth in Section 18.11. Unless sooner terminated by action of the Board, the Plan will terminate on September 30, 2011, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 14

CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

(a) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(b) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

(c) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

(d) Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.

(e) Appropriate adjustments shall be made with respect to shares of Common Stock applicable to any other Incentives previously awarded under the Plan as the Committee, in its sole discretion, deems appropriate, consistent with the event.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding shares of Restricted Stock, or (iv) the number of shares of Common Stock otherwise payable under any other Incentive.

Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 15

RECAPITALIZATION, MERGER AND

CONSOLIDATION; CHANGE IN CONTROL

(a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

(c) In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all Stock Options and SARs may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all or any portion of all of the shares of Common Stock subject to such outstanding Incentives whether or not such Incentives are then vested or exercisable.

(d) In the event of a Change in Control, notwithstanding any other provision in this Plan to the contrary all unmatured installments of Incentives outstanding and not otherwise canceled in accordance with Section 15(c) above, shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock and/or Restricted Stock Units shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 16

LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 17

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER CORPORATIONS

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1 Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

18.2 No Right to Continued Employment.    Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

18.3 Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

18.4 Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

18.5 Compliance With Other Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

18.6 Tax Requirements.    The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR pursuant to Section 18.7, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company’s withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

18.7 Assignability.    Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 18.7 that is not required for compliance with Section 422 of the Code. The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 12, 14, 16 and 18 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 18.7.

18.8 Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

18.9 Governing Law.    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

18.10 Successors and Assigns.    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company’s obligation under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the “Company” shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.

18.11 Effective Date.    The Plan became effective as of October 1, 1998. After termination of the Plan, no future Awards may be made.

18.12 Legend.    Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferrable only in accordance with that certain Atmos Energy Corporation 1998 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal executive offices of the Company in Dallas, Texas.

* * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 9, 2006, by its President pursuant to prior action taken by the Board.

ATMOS ENERGY CORPORATION

By:	/s/ ROBERT W. BEST
Robert W. Best
Chairman of the Board, President
and Chief Executive Officer

Attest:

/s/ DWALA KUHN
Dwala Kuhn
Corporate Secretary

APPENDIX B

ATMOS ENERGY CORPORATION

ANNUAL INCENTIVE PLAN FOR MANAGEMENT

(as amended and restated November 9, 2006)

The Atmos Energy Corporation Annual Incentive Plan for Management (hereinafter called the “Plan”) was adopted by the Board of Directors of Atmos Energy Corporation, a Texas and Virginia corporation (hereinafter called the “Company”), on August 12, 1998 to be effective October 1, 1998 and was approved by the Company’s shareholders on February 10, 1999. An amendment to the Plan was approved by the Board of Directors on August 8, 2001, which amendment was approved by the Company’s shareholders on February 13, 2002. An amendment to the Plan was approved by the Board of Directors on November 7, 2006, which amendment will be submitted to the Company’s shareholders for approval at our annual meeting on February 7, 2007.

ARTICLE 1

PURPOSE

The Plan is intended to provide the Company a means by which it can engender and sustain a sense of personal commitment on the part of its executives and senior managers in the continued growth, development, and financial success of the Company and encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to executives and senior managers annual incentive compensation on the terms and conditions established herein.

ARTICLE 2

DEFINITIONS

For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Annual Incentive Award” or “Award” means the compensation payable under this Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and limitations established by the Committee and Plan.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Bonus Stock” or “Bonus Shares” means shares of Common Stock of the Company awarded to a Participant as permitted and pursuant to the terms of the Long Term Incentive Plan.

2.4 (a) “Change in Control” of the Company shall be deemed to have occurred if:

(i) Any “Person” (as defined in Section 2.4(b)(i) below), other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Section 2.4(b)(ii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company’s then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (iii)(A) below.

(ii) During any period of two consecutive years (the “Period”), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any “new director” (as defined in Section 2.4(b)(iii) below) cease for any reason to constitute a majority of the Board of Directors.

(iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

(A) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(B) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly, or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company’s then outstanding securities;

(iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(b) Definitions.    For purposes of Section 2.4(a) above,

(i) “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “1934 Act”) as modified and used in Sections 13(d) and 14(d) of the 1934 Act.

(ii) “Beneficial owner” shall have the meaning provided in Rule 13d-3 under the 1934 Act.

(iii) “New director” shall mean an individual whose election by the Company’s Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, “new director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

(iv) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

2.6 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.7 “Common Stock” or “Common Shares” means the Common Stock of the Company, with no par value (stated value of $.005 per share), or such other security or right or instrument into which such common stock may be changed or converted in the future.

2.8 “Company” means Atmos Energy Corporation, a Texas and Virginia corporation, and any successor entity.

2.9 “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes may have remuneration in excess of $1,000,000 for the Performance Period, as provided in Section 162(m) of the Code.

2.10 “Date of Conversion” means the date on which the Committee determines and approves Awards; this is also the effective Date of Conversion for Restricted Stock or Restricted Shares, and for Stock Options.

2.11 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company and any Subsidiary of the Company.

2.12 “Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

2.13 “Long-Term Incentive Plan” is the Atmos Energy Corporation 1998 Long-Term Incentive Compensation Plan, as amended from time to time.

2.14 “Participant” means an Employee who is selected by the Committee to participate in the Plan.

2.15 “Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for the Performance Period pursuant to Article V hereof, for the purpose of determining Awards under the Plan.

2.16 “Performance Period” means the consecutive 12 month period that constitutes the Company’s fiscal year.

2.17 “Plan” means the Atmos Energy Corporation Annual Incentive Plan for Management, dated effective October 1, 1998, as amended from time to time.

2.18 “Restricted Stock” or “Restricted Shares” means shares of Common Stock of the Company contingently granted to a Participant as permitted and pursuant to the terms and provisions of the Long-Term Incentive Plan.

2.19 “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

2.20 “Stock Option” or “Option” means an option to purchase Common Shares of the Company as permitted and pursuant to the terms and provisions of the Long-Term Incentive Plan.

2.21 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.22 “Termination of Service” occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

ARTICLE 3

ADMINISTRATION

The Plan shall be administered by the Human Resources Committee of the Board unless otherwise determined by the Board. If said Human Resources Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

All actions to be taken by the Committee under this Plan, insofar as such actions affect compliance with Section 162(m) of the Code, shall be limited to those members of the Board who are Non-employee Directors and who are “outside directors” under Section 162(m). The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be made. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

With respect to restrictions in the Plan that are based on the requirements of Section 162(m) of the Code or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to make Awards hereunder that are no longer subject to such restrictions.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer) is eligible to participate in the Plan. The Committee, upon its own action, may make, but shall not be required to make, an Award to any Employee. Awards may be made by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) may be made by the Committee selectively among Employees who receive, or are eligible to receive, Awards under the Plan. An Employee must be a Participant in the Plan for a minimum of six months during the Plan Year to be eligible for an Award for that Plan Year.

ARTICLE 5

PERFORMANCE GOALS AND MEASUREMENT

5.1 Performance Goals Establishment.    Performance Goals shall be established by the Committee not later than 90 days after commencement of the Performance Period. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

5.2 Awards.    Awards shall be made annually in accordance with actual performance compared to the Performance Goals previously established by the Committee for the Performance Period.

5.3 Performance Goals.    Performance Goals relating to Covered Participants for a Performance Period shall be established by the Committee in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Plan Year, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for either the Company or any of its Subsidiary organizations:

(a)	Total shareholder return

(b)	Return on assets, equity, capital, or investment

(c)	Pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income

(d)	Cash flow and cash flow return on investment

(e)	Economic value added and economic profit

(f)	Growth in earnings per share

(g)	Levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense

(h)	Measures of customer satisfaction and customer service as surveyed from time to time, including the relative improvement therein.

5.4 Adjustments for Extraordinary Items.    The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).

5.5 Determination of Awards.    The Award and payment of any Award under this Plan to a Covered Participant with respect to the Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

ARTICLE 6

AWARDS

6.1 Timing of Awards.    At the first meeting of the Committee after the completion of the Performance Period, the Committee shall review the prior year’s performance in relation to the Performance Goals. The first meeting of the Committee shall occur within 60 days following the completion of the Performance Period.

6.2 Form of Awards.    Awards are paid in cash. In addition, if and as the Committee so permits and depending upon the Participant’s voluntary election prior to the commencement of the Performance Period, the Participant may elect to convert any Award paid to him in cash in 25 percent increments, in whole or part, into the following forms:

(a) Bonus Stock.    The Participant may elect to convert all or a portion of the Award to Bonus Shares, with the value of the Bonus Shares (based on the Fair Market Value of such Bonus Shares as of the Date of Conversion) being equal to 110% of the amount of the Award. Such Bonus Shares shall be unrestricted and shall be granted pursuant to the Long-Term Incentive Plan.

(b) Restricted Stock Awards.    The Participant may elect to convert all or a portion of the Award to Company Restricted Shares, with the value of the Restricted Shares (based on the Fair Market Value of such Restricted Shares as of the Date of Conversion) being equal to 150% of the amount of the Award. Such Restricted Stock will have a restriction period of not less than 3 years from the Date of Conversion. These Restricted Shares will be granted pursuant to the Long-Term Incentive Plan.

(c) Non Qualified Stock Options.    The Participant may elect to convert all or a portion of the Award to Stock Options, with the value of the Stock Options (determined on the Date of Conversion using the Black-Scholes option pricing model) being equal to 250% of the amount of the Award. The term of the Stock Option shall not be greater than 10 years, and the Stock Option will not be fully vested until 3 years have passed from the Date of Conversion. All Stock Options shall be granted at 100 percent of the Common Stock’s Fair Market Value on the Date of Conversion. These Stock Options will be granted pursuant to the Long-Term Incentive Plan.

6.3 Maximum Awards.    The maximum cash Award that may be made to a Covered Participant under the Plan for any Performance Period shall be $1.0 million.

ARTICLE 7

WITHHOLDING TAXES

The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld with respect to such payments.

ARTICLE 8

NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

No Employee shall have any claim or right to be made an Award, and the making of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Subsidiaries. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant, who meets or exceeds the Performance Goals for the Performance Period and was actively employed for the full term of the Performance Period, will be eligible for an Award even though the Participant is not an active employee of the Company at the time the Committee makes Awards under the Plan.

ARTICLE 9

CHANGE IN CONTROL

Immediately upon a Change in Control, notwithstanding any other provision of this Plan, all Awards for the Performance Period in which the Change in Control occurs shall be deemed earned at the maximum Performance Goal level, and the Company shall make a payment in cash to each Participant within ten (10) days after the effective date of the Change in Control in the amount of such maximum Award. The making of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

ARTICLE 10

AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION

Subject to the limitations set forth in the Article 10, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Awards under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

ARTICLE 11

GOVERNING LAW

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

ARTICLE 12

SUCCESSORS AND ASSIGNS

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company’s obligation under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the “Company” shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.

ARTICLE 13

EFFECTIVE DATE AND TERM

The Plan became effective as of October 1, 1998 and will terminate as of September 30, 2011. After termination of the Plan, no future Awards may be made.

ARTICLE 14

INTERPRETATION

The Plan is designed to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.

ARTICLE 15

INDEMNIFICATION

No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

*    *    *    *    *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 9, 2006 by its President pursuant to prior action taken by the Board.

ATMOS ENERGY CORPORATION

By:	/s/ ROBERT W. BEST
Robert W. Best Chairman of the Board, President and Chief Executive Officer

Attest:

/s/ DWALA KUHN
Dwala Kuhn Corporate Secretary

COMPANY HIGHLIGHTS DURING 2006 FISCAL YEAR

•	Achieved earnings per share of $1.82, the fourth consecutive year of earnings per share growth

•	Obtained rate design changes that should provide weather protection for over 90 percent of our residential and commercial customer meters beginning in the 2006-2007 winter heating season

•	Completed four pipeline projects, including the North Side Loop project in the Dallas-Ft. Worth Metroplex

•	Announced plans to expand into the upstream gathering business through the development of our Straight Creek Project in Eastern Kentucky

ATMOS ENERGY CORPORATION

Proxy Solicited on Behalf of the Board of Directors of the Company for

Annual Meeting, February 7, 2007

The undersigned hereby constitutes and appoints Robert W. Best, Dan Busbee, Charles K. Vaughan and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of ATMOS ENERGY CORPORATION, to be held in the Symphony Ballroom at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Wednesday, February 7, 2007 at 11:00 a.m. Central Standard Time, and at any postponements or adjournment thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1998 LONG-TERM INCENTIVE PLAN AND FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ANNUAL INCENTIVE PLAN FOR MANAGEMENT.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

February 7, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR - INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

ê     Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.     ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: (I) THE ELECTION OF ALL NOMINEES FOR DIRECTOR; (II) THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1998 LONG-TERM INCENTIVE PLAN; AND (III) THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ANNUAL INCENTIVE PLAN FOR MANAGEMENT. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Electionof Directors:			2. Approval of Amendment to the 1998 Long-Term Incentive Plan	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert W. Best O Thomas J. Garland O Phillip E. Nichol O Charles K. Vaughan	(Class III) (Class III) (Class III) (Class III)	3. Approval of Amendment to the Annual Incentive Plan for Management	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)			Your vote is important. Please vote immediately.

RECEIVE FUTURE ATMOS ENERGY PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Atmos Energy Summary Annual Reports and proxy materials (as well as all other Company communications) in electronic form rather than in printed form. When voting via the Internet, just click the box to give your consent and thereby save Atmos Energy the future costs of producing, distributing and mailing these materials. Accessing Atmos Energy’s Summary Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

If you do not consent to access Atmos Energy’s Summary Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by following the voting instructions above. If you wish to change your address, please mark the box below, vote and return your proxy card by mail.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If you vote over the Internet or by telephone, please do not mail your proxy card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.